Exhibit 4.1

[to be notarized]

AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

CONCERNING

TRIVAGO N.V.

DATED AS OF [•], 2016

BY AND AMONG

THE PARTIES SIGNATORY HERETO

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ANNEXES AND SCHEDULES:

Annex A:	Notices
Annex B:	Information and Other Reporting Requirements
Annex C:	Management Board Rules
Annex D:	Supervisory Board Rules
Annex E:	Form of Purchase and Transfer Agreement

Schedule 1 Composition of the Management and Supervisory Board

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AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

dated [•], 2016

This AMENDED AND RESTATED SHAREHOLDERS AGREEMENT dated as of [•], 2016 (this “Agreement”), by and among turbo B.V., a private limited liability company (after conversion and change of name immediately following the execution of this agreement: TRIVAGO N.V., a public limited liability company) incorporated and existing under the laws of the Netherlands with its principal executive offices located at Bennigsen-Platz 1, 40474 Düsseldorf, Federal Republic of Germany (the “Company”), and the Original Parties (as defined below, and together with the Company, the “Parties”), amends and restates the Original Agreement (as defined below) , by and among the Original Parties (or their predecessors) and certain other parties named therein.

PARTIES:

(A)	Mr. Rolf Schrömgens, born 2 June 1976, (“Shareholder 1”);

(B)	Mr. Peter Vinnemeier, born 10 September 1974, (“Shareholder 2”);

(C)	Mr. Malte Siewert, born 8 December 1974, (“Shareholder 3”);

(hereinafter, Shareholder 1, Shareholder 2 and Shareholder 3 each individually also referred to as a “Managing Shareholder” and collectively as the “Managing Shareholders”);

(D)	Expedia Lodging Partner Services S.à r.l., a company incorporated under the laws of Switzerland with its statutory seat in Geneva, registered with the commercial register (Office Fédéral du Registre du Commerce) in Geneva under number CH-660-2813009-8, Switzerland (the “Non-Managing Shareholder”);

(E)	Expedia, Inc., a corporation incorporated under the laws of the State of Washington, USA with registered address in Tumwater, Washington, USA (“Guarantor”);

(F)	Expedia, Inc., a corporation incorporated under the laws of the State of Delaware, USA with registered address in Dover, Delaware, USA (“Parent Guarantor”);

(G)	trivago GmbH, a German limited liability company registered with the commercial register of the lower court of Düsseldorf under HRB 51842 (the “Operating Company” and, together with the Non-Managing Shareholder and the Managing Shareholders and their predecessors, the “Original Parties”); and

(H)	The Company.

WHEREAS:

(A)	By way of notarial deed dated 20/21 December 2012 (roll of deeds nos. Z/3231/2012, Z/3232/2012 and Z/3233/2012 of the Düsseldorf notary, Prof. Dr. Norbert Zimmermann,

and roll of deeds no. H/3284/2012 of the Düsseldorf notary, Dr. Armin Hauschild), the Original Parties, among others, entered into the Original Agreement governing the relationship between the Original Parties and the relationship between the Original Parties and the Operating Company which was amended by way of a first amendment agreement by notarial deed dated 16 July 2013 (roll of deeds no. H/2042/2013 of the Düsseldorf notary, Dr. Armin Hauschild), a second amendment agreement by notarial deed dated 7 January 2014 (roll of deeds no. Z/12/2014 of the Düsseldorf notary, Prof. Dr. Norbert Zimmermann), a third amendment agreement by notarial deed dated 15 May 2015 (roll of deeds no. H/1067/2015 of the Düsseldorf notary, Dr. Armin Hauschild), a fourth amendment agreement by notarial deed dated 4 May 2016 (roll of deeds no. H/1070/2016 of the Düsseldorf notary, Dr. Armin Hauschild), a fifth amendment agreement by notarial deed dated 6 June 2016 (roll of deeds no. Z/1186/2016 of the Düsseldorf notary, Prof. Dr. Norbert Zimmermann) and a sixth amendment agreement by notarial deed dated 20 June 2016 (roll of deeds no. Z/1318/2016 of the Düsseldorf notary, Prof. Dr. Norbert Zimmermann) (the “Original Agreement”).

(B)	Pursuant to a transfer agreement dated 26 and 28 February 2013 (notarial deed of the Düsseldorf notary, Dr. Armin Hauschild, roll of deeds no. H/478/2013) for the transfer of rights and obligations under, among others, the Original Agreement, Tron NewCo GmbH (formerly KATTUNGE Vermögensverwaltungsgesellschaft mbH, being a company incorporated under the laws of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Hamburg under registration no. HRB 125183), which had executed the Original Agreement, assigned and transferred its rights and obligations under the Original Agreement to the Non-Managing Shareholder.

(C)	In accordance with the requirements as to form pursuant to Section 18.3 of the Original Agreement, the Original Parties desire to amend and restate the Original Agreement in connection with the Offering (as defined below).

IT IS AGREED:

ARTICLE 1

INTERPRETATION

Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“ADS” means an American Depositary Share for a Class A Share.

“affiliate” means, with respect to any Person, any other Person that, alone or together with any other Person, controls or is controlled by or is under common control with such Person. For purposes of this definition, “control” (including the correlative terms “controlled by” and “under common control with”), as used in respect of any Person, means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise. The term “affiliate” with respect to the Non-Managing Shareholder will mean Expedia, Inc. and only those Persons over which Expedia, Inc. has control and will not be interpreted to include any of the following: (i) IAC/InterActiveCorp, a Delaware corporation, and its affiliates (other than Expedia, Inc. and its Subsidiaries), (ii) Liberty Interactive Corporation, a Delaware corporation, and its affiliates (other than Expedia, Inc. and its Subsidiaries), or (iii) AAE Travel Pte. Ltd., a Singapore private company and its affiliates (other than Expedia, Inc. and its Subsidiaries), unless, in the case of clause (iii), such Person is a direct or indirect wholly owned Subsidiary (excluding directors’ qualifying shares) of Expedia, Inc. For purposes of this Agreement, (i) neither the Company nor its Subsidiaries will be deemed to be affiliates of any of the Non-Managing Shareholder and the Managing Shareholders (“Shareholders”) or its affiliates and (ii) neither any of the Shareholders nor any of its affiliates will be deemed to be affiliates of the Company and its Subsidiaries.

“Agreement” means this Amended and Restated Shareholders Agreement, as it may be amended, supplemented or otherwise modified from time to time and has the meaning set forth in the preamble to this Agreement.

“Annual Business Plan” has the meaning set forth in Annex C.

“Annual Financial Statements” has the meaning set forth in Section 3.1.

“Assignee” has the meaning set forth in Section 6.1.

“Bad Leaver” has the meaning set forth in Section 2.4.

“Bad Leaver Call” has the meaning set forth in Section 2.4.

“Bad Leaver Call Notice” has the meaning set forth in Section 2.4.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in Düsseldorf, Germany, Amsterdam, the Netherlands and Seattle, Washington, United States.

“Chief Executive Officer Nominating Committee” has the meaning set forth in Section 2.1(g)(ii).

“Class A Shares” means the Class A ordinary shares of the Company, par value EUR 0.06 per share and, where the context so requires, ADSs representing such shares.

“Class B Shares” means the Class B ordinary shares of the Company, par value EUR 0.60 per share and, where the context so requires, ADSs representing such shares.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Articles” means the Company’s amended and restated articles of association, as they may be further amended from time to time.

“Company Organizational Documents” means the Company Articles, the Management Board Rules, the Supervisory Board Rules, and this Agreement.

“Company Registration” has the meaning set forth in Section 5.2(a).

“Company Securities” has the meaning set forth in Section 5.2(c)(i).

“Competitive Activity” has the meaning set forth in Section 8.2.

“Competitor” means a Person that is directly or indirectly engaged in the business of owning or operating an online travel agency, an online travel metasearch business or a hotel search platform; provided, that, in no event shall the Non-Managing Shareholder and its affiliates be deemed to be a Competitor for purposes of this Agreement.

“Confidential Information” has the meaning set forth in Section 4.2(a).

“Covered Person” has the meaning set forth in Section 5.3(a).

“Demand Notice” has the meaning set forth in Section 5.1(a).

“Director” means either a Managing Director or a Supervisory Director.

“Drag Disposal” has the meaning set forth in Section 6.4.

“Drag Disposal Notice” has the meaning set forth in Section 6.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expedia, Inc.” means Expedia, Inc., a Delaware corporation.

“EXPE Stock” has the meaning set forth in Section 2.7.

“Fiscal Authority” has the meaning set forth in Section 4.1(a).

“Good Leaver” has the meaning set forth in Section 2.5.

“Good Leaver Put” has the meaning set forth in Section 2.5.

“Good Leaver Put Notice” has the meaning set forth in Section 2.5.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, body, commission or instrumentality of the United States, the Netherlands, Germany, or any other nation, or any state or other political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Guarantor” has the meaning set forth in the preamble to this Agreement.

“Group” means the Company and its Subsidiaries.

“ICC Arbitration Rules” has the meaning set forth in Section 10.13.

“IFRS” means the International Financial Reporting Standards as adopted by the European Union and in effect from time to time as promulgated by the International Accounting Standards Board.

“Incentive Plan” means the Company’s 2016 Omnibus Incentive Plan, as it may be amended, supplemented, modified from time to time and any successor incentive plan and any predecessor phantom option and profit sharing bonus agreements in existence as of the date hereof, as amended from time to time.

“Independent Supervisory Director” means a member of the Supervisory Board that is “independent” as defined in the listing standards of the Nasdaq Global Select Market (or other U.S. national securities exchange upon which the Class A Shares are listed), and, for any member of the Company’s Audit Committee, Rule 10A-3 under the Exchange Act and the applicable rules and regulations of any stock exchange or market on which the Class A Shares are traded.

“Individual Secondary Cap” has the meaning set forth in the definition of Secondary Shares.

“Initial Chief Executive Officer” means Rolf Schrömgens.

“Investor” means each of (i) the Managing Shareholders, collectively, and (ii) the Non-Managing Shareholder.

“Investor Registration” has the meaning set forth in Section 5.2(a).

“Investor Registration Demand” means either a Non-Managing Shareholder Registration Demand or a Managing Shareholder Registration Demand, as applicable.

“Law” means any law, constitution, treaty, code, statute, rule, regulation, ordinance or other pronouncement of a Governmental Authority having a similar effect and any order, writ, judgment, stipulation, decree, injunction, award or decision of, or consent agreement or similar arrangement with, any Governmental Authority.

“Leaver Closing Date” has the meaning set forth in Section 2.6.

“Loss of Nomination Right” has the meaning set forth in Section 2.1(d).

“Management Board” has the meaning set forth in Section 2.1(b).

“Management Board Rules” means the internal rules governing the organization, decision-making and other internal matters of the Management Board.

“Managing Director” has the meaning set forth in Section 2.1(b).

“Managing Shareholder” or “Managing Shareholders” has the meaning set forth in the preamble to this Agreement.

“Managing Shareholder Registration Demand” has the meaning set forth in Section 5.1(b).

“Managing Shareholders’ Representative” has the meaning set forth in Section 10.10(a).

“Non-Managing Shareholder” has the meaning set forth in the preamble to this Agreement.

“Non-Managing Shareholder Registration Demand” has the meaning set forth in Section 5.1(a).

“Offering” means the contemplated initial primary offering of Class A Shares by the Company and, if applicable, the secondary offering of Class A Shares by the Managing Shareholders, as described in the Prospectus (including any Class A Shares sold pursuant to the exercise of an overallotment option).

“Operating Company” has the meaning set forth in the preamble to this Agreement.

“Option Shares” has the meaning set forth in Section 2.4.

“Original Agreement” has the meaning set forth in the preamble to this Agreement.

“Original Parties” has the meaning set forth in the preamble to this Agreement.

“owns,” “own” or “owned” shall mean all Shares which a Person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

“Parent Guarantor” has the meaning set forth in the preamble to this Agreement.

“Parties” has the meaning set forth in the preamble to this Agreement and each other Person who may become a party to this Agreement, and “Party” means each of them individually.

“Percentage Interest” means, with respect to any of the Shareholders at any time, the percentage derived by dividing (a) the total number of Shares owned by such Shareholder and its affiliates by (b) the total number of outstanding Shares. For purposes of determining Percentage Interest, (i) each share of the Operating Company (or its successor entity which is a majority owned subsidiary of the Company) held by any Managing Shareholder shall be multiplied by the IPO Exchange Ratio as defined in that certain IPO Structuring Agreement entered into by the parties on or around the date of this Agreement, such number representing Class A Shares, and shall be treated as owned by the applicable Managing Shareholder for purposes of clause (a) and as Shares outstanding for purposes of clause (b), and (ii) Shares shall be deemed to include each security convertible into or exchangeable for, and any option, warrant, or other right to purchase or otherwise acquire, any Share.

“Person” means any individual, partnership, corporation, limited liability company, association, unincorporated organization, trust, joint venture or other entity or any Governmental Authority.

“Prospectus” means the final prospectus filed by the Company with, and declared effective by, the SEC on or about the date hereof.

“Quarterly Financial Statements” has the meaning set forth in Section 3.1.

“Reasonable Cause” means, with respect to a Managing Director, the occurrence of any of the following: (a) the willful or gross neglect by the Managing Director of his or her fiduciary duties owed to the Company or its Subsidiaries; (b) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony (or equivalent) offense by the Managing Director; provided that, for purposes of this clause (b), if a Managing Director is removed following being formally accused or charged with the commission of such an offense and such Managing Director subsequently is convicted of (or pleads guilty or nolo contendere to) such offense, there will be deemed to have been Reasonable Cause at the time of the removal; (c) a material breach (or breaches which, when aggregated with any prior breach or breaches, are material) by the Managing Director of his or her fiduciary duties owed to the Company or any of its Subsidiaries, or of the Company Organizational Documents; (d) a material breach by the Managing Director of any nondisclosure, non-solicitation, or noncompetition obligation owed to the Company or any of its Subsidiaries; (e) a material failure (or failures which, when aggregated with any prior failure or failures, are material) to meet reasonable individual expectations in respect of his individual management duties in respect of the execution of his or her employment duties as a Managing Director; (f) a material failure (or failures which, when aggregated with any prior failure or failures, are material) by the Company to perform pursuant to the Annual Business Plan, except to the extent that the failure results from unforeseen circumstances and is responded to reasonably and appropriately by the Managing Director; and (g) any other fact or circumstance or action or inaction by the Managing Director, in each case constituting good cause (wichtiger Grund) pursuant to § 84 para. 3 German Stock Corporation Act (AktG) as interpreted by German courts.

“Registrable Securities” means any Shares held or acquired by a Shareholder, and any other securities issued or issuable with respect to such Shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided that no Share shall be a Registrable Security if (a) a Registration Statement covering such Registrable Security has been declared effective by the SEC and such Registrable Security has been disposed of by the Shareholder pursuant to such effective Registration Statement, (b) it has been issued to the Shareholder pursuant to a Registration Statement which has been declared effective by the SEC, (c) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or it is eligible for sale under such Rule 144 without any volume limitations, (d) it shall have been otherwise transferred and a new certificate for it not bearing a legend restricting further Transfer under the Securities Act shall have been delivered by the Company, or (e) such Shares shall have ceased to be outstanding; provided, further, that any security that has ceased to be a Registrable Security shall not thereafter become a Registrable Security and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

“Registration Expenses” means all expenses incurred by the Company in complying with Article 5, including, without limitation, all registration and filing fees, printing expenses, road show expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” Laws, fees of the Financial Industry Regulatory Authority, Inc., transfer Taxes, fees of transfer agents and registrars, and the reasonable fees and disbursements of one counsel for the selling holders of Registrable Securities and one local counsel per foreign jurisdiction, but excluding any underwriting discounts and selling commissions only to the extent applicable on a per share basis to Registrable Securities of the selling holders.

“Registration Statement” means any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Restricted Period” has the meaning set forth in Section 8.2.

“ROFO Election Period” has the meaning set forth in Section 6.2(b).

“ROFO Notice” has the meaning set forth in Section 6.2(a).

“ROFO Offer” has the meaning set forth in Section 6.2(b).

“ROFO Offeree” has the meaning set forth in Section 6.2.

“ROFO Securities” has the meaning set forth in Section 6.2.

“Rules of Procedure” means the rules of procedure for the management of the Company set out in Annex C, as amended pursuant to the provisions of this Agreement from time to time.

“SEC” means the United States Securities and Exchange Commission, or any successor entity thereto.

“Secondary Shares” means the number of Class A Shares or shares in the Operating Company that the Managing Shareholders Transfer to the Non-Managing Shareholder or via share placements to the open market during the two-year period commencing immediately after the Settlement pursuant to the terms of this Agreement, which number of shares, for each Managing Shareholder, shall not exceed the product of (x) the Percentage Interest of such Managing Shareholder immediately prior to Settlement as a proportion of the aggregate Percentage Interest of all Managing Shareholders immediately prior to Settlement and (y) the difference between (i) 7.8% (seven point eight percent) of the issued and outstanding Class A Shares of the Company calculated as of the date of Settlement and (ii) the number of Class A Shares sold by the Managing Shareholders in the Offering (assuming full exercise by the underwriters of the overallotment option to purchase Class A Shares from the Managing Shareholders) (the “Individual Secondary Cap”); provided that for purposes of determining the Individual Secondary Cap, each share of the Operating Company (or its successor entity which is a majority owned subsidiary of the Company) Transferred as a Secondary Share by any Managing Shareholder shall be multiplied by the IPO Exchange Ratio as defined in that certain IPO Structuring Agreement entered into by the parties on or around the date of this Agreement, with the product representing the number of Class A Shares Transferred as Secondary Shares by the applicable Managing Shareholder.

“Section 5.2(c) Sale Number” has the meaning set forth in Section 5.2(c).

“Section 5.2(d) Sale Number” has the meaning set forth in Section 5.2(d).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Selling Stockholder Questionnaire” has the meaning set forth in Section 2.7(d).

“Settlement” means the closing of the Offering by means of delivery of the Class A Shares against payment as described in the Prospectus.

“Shareholder 1” has the meaning set forth in the preamble to this Agreement.

“Shareholder 2” has the meaning set forth in the preamble to this Agreement.

“Shareholder 3” has the meaning set forth in the preamble to this Agreement.

“Shareholders” has the meaning set forth in the definition of “affiliates”.

“Shares” means the Class A Shares and the Class B Shares.

“Shelf Registration Statement” has the meaning set forth in Section 5.1(c)(i).

“Subsidiary” means, with respect to any Person, any corporation fifty percent (50%) or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is at the time owned or controlled by such Person, directly or indirectly through one or more Subsidiaries, and any other Person, including but not limited to a joint venture, a general or limited partnership or a limited liability company, in which such Person, directly or indirectly through one or more Subsidiaries, at the time owns or controls at least fifty percent (50%) or more of the ownership interests entitled to vote in the election of managing partners, managers or trustees thereof (or other Persons performing similar functions) or acts as the general partner, managing member, trustee (or Persons performing similar functions) of such other Person; provided that, notwithstanding the foregoing, the Company and its Subsidiaries shall not be deemed to be Subsidiaries of any Shareholder or any Shareholder’s affiliates for purposes of this Agreement.

“Supervisory Board” has the meaning set forth in Section 2.1(a).

“Supervisory Board Committees” means the audit committee and the compensation committee of the Supervisory Board, and any other committees that the Supervisory Board may establish from time to time.

“Supervisory Board Rules” means the internal rules governing the organization, decision-making and other internal matters of the Supervisory Board.

“Supervisory Director” has the meaning set forth in Section 2.1(a).

“Tag Disposal” has the meaning set forth in Section 6.3.

“Tax” or “Taxes” has the meaning set forth in Section 4.1(a).

“Tax Return” or “Tax Returns” means any and all Tax returns, Tax applications, final Tax filings and other similar written materials and documents relating to any Tax to be submitted to any Fiscal Authority.

“Third Party Purchaser” has the meaning set forth in Section 6.4.

“Total Voting Power” means, as of any date of determination, the total number of votes of all outstanding Voting Securities that may be cast in the Company’s general meeting of shareholders.

“Transfer” means, directly or indirectly, offer, sell, lend, create restrictions over, charge, assign, contract to sell, sell any option or contract to purchase, grant any option to subscribe for or purchase any Shares, or otherwise transfer or dispose of any Shares or enter into any swap or any other transaction, of any kind, which directly or indirectly leads to a total or partial transfer to one or more third parties of title to any Shares, legal or economic, or which in any way poses, limits or transfers any risk arising from the possibility of price movement, either upwards or downwards, in respect of such Shares, notwithstanding whether any such swap or transaction described above is to be settled by delivery of its Shares or other securities, in cash or otherwise.

“Transferring Holder” has the meaning set forth in Section 6.2.

“Transition Period” means the period that commences on the date (the “Trigger Date”) on which the Initial Chief Executive Officer ceased to serve as Chief Executive Officer of the Company and ends three (3) years following the Trigger Date.

“Trigger Date” has the meaning set forth in the definition of Transition Period.

“Underwritten Offering” means a sale of Shares to an underwriter for reoffering to the public.

“U.S. GAAP” means generally accepted accounting principles in the United States.

“Voting Securities” means the outstanding Class A Shares and Class B Shares and any other outstanding securities of the Company entitled to vote generally in the Company’s general meeting of shareholders.

Section 1.2 Other Interpretation Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, and any subsection, Section and Schedule references are to subsections and sections of, and schedules to, this Agreement, unless otherwise specified.

(c) The term “including” is not limiting and means “including, without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) “$” or “dollar” means U.S. dollars.

(f) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE 2

SUPERVISORY BOARD AND MANAGEMENT BOARD

Section 2.1 Supervisory Board and Management Board Composition.

(a) Supervisory Board Generally. On Settlement, the Supervisory Board of the Company (the “Supervisory Board”) shall consist of seven (7) individuals (an individual serving on the Supervisory Board, a “Supervisory Director”). On Settlement, the composition of the Supervisory Board shall be as per the table attached as Schedule 1 (Composition of the Management and Supervisory Board) hereto, which table also sets forth whether a Supervisory Director is an Independent Supervisory Director. The Company Articles and the Supervisory Board Rules shall govern Supervisory Board proceedings. The Supervisory Directors shall each serve a term of three years. The Parties will ensure that the Supervisory Directors nominated pursuant to this Agreement (other than those who are Independent Supervisory Directors) will not receive remuneration for their service as Supervisory Directors, except as otherwise consented to by the Managing Shareholder Representative and the Non-Managing Shareholder in writing. Subject to the requirements of applicable Law, including applicable listing standards of the Nasdaq Global Select Market (or other U.S. national securities exchange upon which the Class A Shares are listed), the Parties agree that:

(i) subject to the terms of this Section 2.1 (including Section 2.1(g)(ii)), for so long as the Managing Shareholders hold, collectively, a Percentage Interest of at least fifteen percent (15%), the Managing Shareholders shall be entitled to designate for binding nomination by the Supervisory Board three (3) Supervisory Directors, all of whom shall meet the qualifications for being Independent Supervisory Directors. None of the Managing Shareholder nominees to the Supervisory Board shall be citizens or residents of the United States of America, provided that at least one Managing Shareholder nominee shall be tax resident in Germany unless the Non-Managing Shareholder agrees otherwise by prior written consent;

(ii) subject to the terms of this Section 2.1, the Non-Managing Shareholder shall be entitled to designate for binding nomination by the Supervisory Board all of the members of the Supervisory Board, other than those designated by the Managing Shareholders pursuant to Section 2.1(a)(i), Section 2.1(a)(v) and Section 2.1(g)(ii), including the chairperson of the Supervisory Board, which person shall have a casting vote as described in the Supervisory Board Rules. As of the date hereof, the Non-Managing Shareholder shall be entitled to designate for binding nomination by the Supervisory Board four (4) Supervisory Directors;

(iii) If one of the Non-Managing Shareholder’s nominees on the Supervisory Board qualifies to be the chairman of the Company’s audit committee, he or she shall be chairman of the Company’s audit committee;

(iv) the Parties acknowledge that Supervisory Directors shall not be deemed to have a conflict of interest with the Company within the meaning of section 2:140(5) of the Dutch Civil Code by reason only of his or her designation for binding nomination by, or affiliation, with a Shareholder;

(v) the Non-Managing Shareholder may, from time to time, increase or decrease the size of the Supervisory Board, provided that (A) the size of the Supervisory Board may not be less than seven (7) Supervisory Directors and (B) the number of Supervisory Directors who the Managing Shareholders are entitled to appoint shall not be less than three-sevenths (3/7) (rounded to the nearest whole number) of the entire Supervisory Board;

(vi) if any Supervisory Director repeatedly or in any material respect fails to perform his or her duties as required by applicable Law or the Company Organizational Documents, the Investor or Investors who designated such Supervisory Director shall either procure the resignation of such Supervisory Director or vote his/their Shares to remove such Supervisory Director; it being understood that any such failure shall not affect the rights of any Shareholder to fill a vacancy as provided in Section 2.1(e); and

(vii) the Parties shall consult with each other concerning their respective designees for the Supervisory Board.

(b) Management Board. Except as otherwise provided herein, the appointment and removal of Managing Directors shall be made as provided for by applicable Law. The composition of the Management Board of the Company (the “Management Board”) is, and on Settlement shall be, as per the table attached as Schedule 1 (Composition of the Management and Supervisory Board) hereto. The Company Articles and the Management Board Rules shall govern Management Board proceedings. Except as otherwise provided herein, the Management Board shall consist of six (6) individuals (i) all of whom shall not be U.S. citizens or U.S. residents unless the Shareholders agree otherwise in writing (an individual serving on the Management Board, a “Managing Director”), and (ii) a majority of whom shall be German citizens and German residents unless the Shareholders agree otherwise in writing. No Managing Director shall simultaneously serve as a Supervisory Director. Subject to Section 2.1(d) and Section 2.1(e), the Managing Directors shall serve a term of one (1) year.

(i) Appointment. Subject to Section 2.1(g), for so long as the Managing Shareholders hold, collectively, a Percentage Interest of at least fifteen percent (15%) and a Managing Shareholder is serving as Chief Executive Officer of the Company, the Managing Shareholders who are then serving as Managing Directors (and in their capacity as Managing Directors) shall be entitled to designate for binding nomination by the Supervisory Board all of the members of the Management Board which nominees shall have the requisite expertise, background and skills to enable them to carry out their duties properly. For so long as the Managing Shareholders hold, collectively, a Percentage Interest of at least fifteen percent (15%), any Managing Shareholder whose Percentage Interest is not less than fifty percent (50%) of such Managing Shareholder’s Percentage Interest immediately following the Settlement shall have a right to be designated by the Managing Shareholders for binding nomination by the Supervisory Board to the Management Board (unless removed or not reappointed).

(ii) Reappointment. At the end of a Managing Director’s one (1) year term, such Managing Director may elect not to serve another term and the Supervisory Board may elect not to reappoint a Managing Director for another term, in each case, without causing such Managing Directors to be a Bad Leaver (so long as Reasonable Cause is not present, in which case such Managing Director would be a Bad Leaver) or a Good Leaver. The Managing Shareholders shall only designate a former Managing Director for a new term if the circumstances initially warranting the removal, non-reappointment or resignation have changed, and the Supervisory Board in its sole discretion may choose not to designate such Managing Director for binding nomination to the Management Board.

(iii) Managing Director Appointments when Managing Shareholder not CEO. Unless a Managing Shareholder is serving as CEO, during the first eighteen (18) months of the Transition Period (A) the Non-Managing Shareholder shall have the right to designate for binding nomination by the Supervisory Board two (2) Managing Directors, and (B) the Chief Executive Officer shall have the sole right to designate for binding nomination by the Supervisory Board all other Managing Directors, subject to approval by the Supervisory Board.

(iv) No automatic conflict of interests. The Parties acknowledge that Managing Directors shall not be deemed to have a conflict of interest with the Company within the meaning of section 2:129(6) of the Dutch Civil Code by reason only of his or her designation for binding nomination by, or affiliation, with a Shareholder.

(c) Enabling Actions. Each of the Parties will use its reasonable best efforts and will promptly take all actions reasonably necessary to implement the provisions of this Section 2.1. In addition, each of the Investors agrees that it shall vote in favor of the appointment of each Supervisory Director and Managing Director included in the binding nomination as designated by the Investors in accordance with this Section 2.1 at any annual or extraordinary general meeting of shareholders of the Company. If the binding nature of a nomination is overruled by the general meeting of shareholders of the Company, the Supervisory Board shall draw up a new binding nomination to be voted upon at the next meeting in accordance with the terms of this Section 2.1.

(d) Resignations. If the Percentage Interest of the Managing Shareholders collectively, or the shareholding of any Managing Shareholder individually, falls below the respective thresholds set out in this Section 2.1, the Managing Shareholder(s) shall promptly inform the Managing Shareholders’ Representative and the Managing Shareholders’ Representative shall notify the chairman of the Supervisory Board in writing within two (2) Business Days of the occurrence of such event (“Loss of Nomination Right”). In case of a Loss of Nomination Right, upon the request of the chairman of the Supervisory Board, the respective Managing Shareholder(s) shall use reasonable best efforts to cause the resignation of any Director(s) that such Managing Shareholder(s) has/have designated pursuant to this Section 2.1 to designate for binding nomination within ten (10) Business Days after such occurrence, with the resignation becoming effective by the end of the next annual or extraordinary general meeting of shareholders of the Company at which a successor is/successors are appointed pursuant to this Section 2.1. The chairman of the Supervisory Board shall, upon receipt of such notification, decide whether or not to convene an extraordinary general meeting of shareholders of the Company in order to procure the appointment of one or more successors, as the case may be, pursuant to this Section 2.1.

(e) Vacancies. Each Director designated for binding nomination by an Investor pursuant to this Section 2.1 shall hold such position until a successor is appointed in accordance with this Agreement and the Company Articles or until his or her earlier death, disability, resignation or removal, or such earlier time as the Investor(s) who designated for binding nomination such Director is no longer entitled to designate for binding nomination such Director pursuant to this Section 2.1 (but subject to Section 2.1(d)), including in the case where a Supervisory Director is appointed to serve as an Independent Supervisory Director and ceases to meet the required qualifications. In the event of a vacancy caused by the death, disability, resignation or removal of a Director, the Investor who had designated that Director for binding nomination pursuant to this Section 2.1 shall have the right to designate for binding nomination a different individual to fill the vacancy, and each of the Parties will use its reasonable best efforts and will promptly take all actions required to ensure such individual is nominated by the Supervisory Board for binding nomination and appointed by the annual or extraordinary general meeting of shareholders of the Company; provided, that, if the Investor fails to designate for binding nomination a different individual to fill the vacancy within a period that would avoid unreasonable disruption to the governance and operation of the Company (and in any event within forty-five (45) days of such vacancy first arising), or if such Investor no longer has the right under this Agreement to designate an individual for binding nomination, the Supervisory Board and the other Investors shall be entitled to take all actions to fill such vacancy (including by calling an extraordinary general meeting of shareholders of the Company) and such Investor shall have waived its rights under this Section 2.1 with respect to that directorship until the term of such replacement Director shall have elapsed.

(f) Prohibited Directors. Notwithstanding anything else contained in this Section 2.1, the Investors agree that no individual shall be designated for binding nomination as a Director or serve as a Director if (i) the appointment of such individual as a Director would cause the Company to not be in compliance with applicable Law, (ii) such individual has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act or is subject to any order, decree or judgment of any Governmental Authority prohibiting service as a director or observer of any public company, or (iii) such individual has indicated that he or she serves as a director on the board of any Competitor.

(g) Chief Executive Officer and Succession. Until the end of the Transition Period, successor Chief Executive Officers of the Company shall be appointed only as follows:

(i) Nomination by Managing Shareholder CEO. If a Managing Shareholder is serving as Chief Executive Officer of the Company, such Managing Shareholder shall have the right to nominate his successor for approval pursuant to clause (iv) below so long as (A) he does so while he is serving as Chief Executive Officer of the Company and (B) Reasonable Cause with respect to such Managing Shareholder does not exist at the time of such nomination.

(ii) Establishment of CEO Nominating Committee. Within ten (10) days of a written request of either the Managing Shareholders’ Representative or the Non-Managing Shareholder to the other, (A) the Supervisory Board shall be expanded by two seats, (B) the Managing Shareholders shall be entitled to designate for binding nomination a Supervisory Director, in addition to those they are entitled to designate pursuant to Section 2.1(a) and the Non-Managing Shareholder shall be entitled to designate for binding nomination a Supervisory Director in addition to those it is entitled to designate pursuant to Section 2.1(a) and (C) the Supervisory Board shall establish a three (3)-person Chief Executive Officer nominating committee (the “Chief Executive Officer Nominating Committee”), which shall be comprised of the Supervisory Director appointed by the Managing Shareholders pursuant to the foregoing clause (B) who shall be the chairperson of such committee), an Independent Supervisory Director designated by the Managing Shareholders and a Supervisory Director designated by the Non-Managing Shareholder.

(iii) Nomination by CEO Nominating Committee. If either a Chief Executive Officer has not been nominated pursuant the foregoing clause (i) or any Chief Executive Officer ceases to serve in such capacity or gives written notice to the Company of his or her intention to do so, then the Chief Executive Officer Nominating Committee of the Supervisory Board (as established pursuant to clause (ii) above), shall be entitled to nominate a Chief Executive Officer of the Company for approval pursuant to clause (iv) below; provided, that, if the Chief Executive Officer Nominating Committee of the Supervisory Board fails to nominate a Chief Executive Officer of the Company within a period that would avoid unreasonable disruption to the governance and operation of the Company, the Supervisory Board shall be entitled to take all actions to nominate a Chief Executive Officer until such time as the Chief Executive Officer Nominating Committee of the Supervisory Board makes a nomination.

(iv) Non-Managing Shareholder Approval of CEO Nominees. If any Managing Shareholder Chief Executive Officer ceases to serve in such capacity, then any individual nominated to serve as Chief Executive Officer of the Company by either the departing Managing Shareholder Chief Executive Officer or the Chief Executive Officer Nominating Committee shall be subject to the approval of the Non-Managing Shareholder, and thereafter, to the approval of the Supervisory Board.

Section 2.2 Supervisory Board Committees. The Company shall procure that the Supervisory Board shall have an audit committee and a compensation committee. The Company and the Investors agree that each of the Supervisory Board Committees shall consist of at least three (3) members appointed by the Supervisory Board who shall make proposals and recommendations by an absolute majority of the votes cast with the chairman holding the tie-breaking vote. The Supervisory Board shall designate the chair and members of each Supervisory Board Committee. The Company shall procure that the authorities of Supervisory Board Committees (other than the compensation committee pursuant to the terms of the Incentive Plan) shall be limited to making proposals and recommendations to the Supervisory Board and shall not include the right to adopt resolutions on behalf of the Supervisory Board. The Company shall procure that the audit committee of the Supervisory Board shall not exceed three (3) Supervisory Directors, at least two of whom shall be Independent Supervisory Directors nominated by the Managing Shareholders.

Section 2.3 Rules of Procedure. The Parties will cause the Management Board to adopt the Management Board Rules and the Supervisory Board to adopt the Supervisory Board Rules substantially as attached hereto as Annexes C and D. The Management Board Rules shall include the Rules of Procedure substantially attached hereto as part of Annex C (as amended from time to time). The Supervisory Board may, from time to time, amend the Rules of Procedure to the extent any such amendment would not be prohibited by the terms of this Agreement, including Article 7 and, in that case, the Shareholders and the Company shall procure that the Management Board Rules shall be amended accordingly.

Section 2.4 Bad Leaver Call. In case a Managing Shareholder is removed or not reappointed as a Managing Director of the Company in each case with Reasonable Cause (a “Bad Leaver”), the Non-Managing Shareholder (and/or an affiliate thereof designated by the Non-Managing Shareholder), subject to the terms of this Section 2.4, shall have the right to purchase, and the Bad Leaver shall be obligated to sell, all, but not less than all, of the Shares and shares in the Operating Company (or any successor thereof), respectively, (“Option Shares”) owned by the Bad Leaver at that time (“Bad Leaver Call”), which right shall be exercisable by delivery to the Bad Leaver (with a copy to the Company) of a written notice of the Non-Managing Shareholder’s intent to consummate such transaction (“Bad Leaver Call Notice”), at any time during the ninety (90)-day period beginning on the close of the day following removal or non-reappointment for Reasonable Cause. The Bad Leaver may not Transfer his Option Shares during the period between delivery of the Bad Leaver Call Notice and the applicable Leaver Closing Date, and the Company shall not record, acknowledge or cooperate with any Transfer inconsistent with this Section 2.4.

Section 2.5 Good Leaver Put/Withdrawal. In case (x) the general meeting of shareholders resolves to remove a Managing Shareholder as a Managing Director of the

Company without Reasonable Cause and such Managing Shareholder is entitled to serve as a Managing Director hereunder, without such Managing Shareholder qualifying as a Bad Leaver or (y) the Supervisory Board revokes the title of chief executive officer from a Managing Shareholder then serving as chief executive officer without either (i) Reasonable Cause or (ii) the consent of another Managing Shareholder, and the Managing Shareholder terminates his services as Managing Director of the Company within thirty (30) days of the revocation of the chief executive officer title, (a “Good Leaver”), such Managing Shareholder shall have the right to sell to the Non-Managing Shareholder, and the Non-Managing Shareholder shall be obligated to purchase, all, but not less than all, of the Option Shares owned by such Managing Shareholder at that time (“Good Leaver Put”), which right shall be exercisable by delivery from the relevant Managing Shareholder to the Non-Managing Shareholder of a written notice of such Managing Shareholder’s intent to consummate such transaction (“Good Leaver Put Notice”), at any time during the ninety (90)-day period beginning on, in the case of (x), the day on which the Company’s shareholders meeting resolved to withdraw the relevant Managing Shareholder as a Managing Director or, in the case of (y), the date the Managing Shareholder terminates his service as a Managing Director of the Company. Notwithstanding any of the foregoing, if a fact or circumstance exists which would be reasonably likely to result in the occurrence of any of the events in clauses (a) through (g) in the definition of Reasonable Cause, and the Non-Managing Shareholder causes the removal of a Managing Shareholder as Managing Director or, if applicable, chief executive officer (notwithstanding the absence of Reasonable Cause at the time of removal), the provisions of this Section 2.5 shall not apply to such Managing Shareholder and no Good Leaver Put shall be triggered by such removal.

Section 2.6 Closing of Put/Call Transactions. Each purchase and sale of Option Shares under Section 2.4 or Section 2.5 (other than as provided in Section 2.7) shall be consummated at a closing that is (x) for purchases or sales settled in cash less than $10 million, ten (10) Business Days following the Bad Leaver Call Notice or the Good Leaver Put Notice, as applicable, (y) for purchases or sales settled in cash equal to or greater than $10 million and less than $100 million, thirty (30) days following the Bad Leaver Call Notice or the Good Leaver Put Notice as applicable, and (z) for purchases and sales settled in cash equal to or in excess of $100 million, ninety (90) days following the Bad Leaver Call Notice or the Good Leaver Put Notice as applicable, except that in the case of clauses (x), (y) and (z), if the approval of any Governmental Authority is imposed by or required under any applicable Law with respect to the consummation of a purchase and sale of shares under this Section 2.6, the closing shall be deferred to a date not later than three (3) Business Days after the last such approval shall have been obtained or occurred (the applicable dates the “Leaver Closing Date”). If the Option Shares also comprise shares in the Operating Company, the applicable Managing Shareholder will convert such Shares without undue delay into Class B Shares in the Company. The price to be paid for each Option Share after conversion, if applicable, to be purchased in accordance with the Bad Leaver Call or the Good Leaver Put shall be equal to the volume-weighted average closing price of a Class A Share as obtained from Bloomberg L.P. over the fifteen (15) trading days prior to the date that is two (2) Business Days prior to the applicable Leaver Closing Date. At the Leaver Closing Date, the Parties shall enter into a purchase and transfer agreement in relation to the Option Shares to be sold substantially in the form attached hereto as Annex E. The applicable Managing Shareholder, the Non-Managing Shareholder and the Company shall give all declarations and take all actions necessary or beneficial for implementing the sale and transfer of Option Shares under Section 2.4 and Section 2.5.

Section 2.7 Alternative Consideration.

(a) The Non-Managing Shareholder may, in its sole discretion, decide to pay some of the consideration it owes under a share purchase and transfer agreement entered into pursuant to Section 2.4 and Section 2.5, in the form of a number of shares of common stock of Expedia, Inc. as listed on the Nasdaq Global Select Market (ticker symbol: EXPE) (“EXPE Stock”); provided, that, before the Non-Managing Shareholder may offer a consideration in EXPE Stock, the Non-Managing Shareholder has to offer a cash consideration of at least (x) $104,100,000 in case of Shareholder 1, (y) $77,900,000 in case of Shareholder 2 and (z) $18,100,000 in case of Shareholder 3. The value of each share of EXPE Stock shall, for the purpose of determining the number of shares of EXPE Stock to be transferred as consideration, be equal to the closing price of a share of EXPE Stock as obtained from Bloomberg L.P. on the last trading day prior to the applicable Leaver Closing Date. In such event, each Managing Shareholder shall use reasonable efforts to provide such attestations to the Non-Managing Shareholder as are required to determine whether or not such Managing Shareholder is an accredited investor or non-U.S. Person under the Securities Act.

(b) Subject to Section 2.7(c) and Section 2.7(d), on or prior to the date that is forty-five (45) days after the Bad Leaver Call Notice or the Good Leaver Put Notice (unless the Parent Guarantor is not eligible to register EXPE Stock for resale on Form S-3), the Parent Guarantor shall cause to be filed a Registration Statement on Form S-3 under the Securities Act for an offering to be made on a delayed or continuous basis pursuant to Rule 415 thereunder or any similar rule that may be adopted by the SEC and permitting sales in ordinary course brokerage or dealer transactions not involving any underwritten public offering, covering the resale of all EXPE Stock previously issued to the Managing Shareholders.

(c) Notwithstanding anything in this Agreement to the contrary, the Parent Guarantor may, by written notice to the Managing Shareholders, suspend sales under any Registration Statement after the effective date thereof and require that the Managing Shareholders immediately cease the sale of shares of the Managing Shareholder’s EXPE Stock pursuant thereto, or defer the filing of any Registration Statement if the board of directors of the Parent Guarantor determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Parent Guarantor (other than as relating solely to the price of the EXPE Stock) to file or maintain a Registration Statement at such time or (B) it is in the best interests of the Parent Guarantor to suspend sales under such Registration Statement at such time. Upon receipt of such notice, each Managing Shareholder shall immediately discontinue any sales of EXPE Stock pursuant to such Registration Statement until such Managing Shareholder is advised in writing by the Parent Guarantor that the current Prospectus or amended Prospectus, as applicable, may be used. Notwithstanding the foregoing, the Parent Guarantor’s right to suspend sales under this Section 2.7 shall not be exercised: (i) beyond the period during which (in the good faith determination of the Parent Guarantor’s Board of Directors) the failure to require such suspension would be materially detrimental to the Parent Guarantor or (ii) for a period of no more than twenty (20) Trading Days at a time or more than three (3) times in any twelve-month period. Immediately after the end of any suspension period under this Section 2.7, the Parent Guarantor shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Managing Shareholders to resell their EXPE Stock pursuant to such effective Registration Statement.

(d) It shall be a condition precedent to the obligations of the Parent Guarantor to use reasonable best efforts to file the registration pursuant to this Section 2.7 with respect to the EXPE Stock of any particular Managing Shareholder that such Managing Shareholder shall (i) furnish to the Parent Guarantor a selling stockholder questionnaire in the form reasonably required in connection with the registration of such EXPE Stock by the Parent Guarantor (the “Selling Stockholder Questionnaire”) and such other information regarding itself, the EXPE Stock and other Shares held by it and the intended method of disposition of the EXPE Stock held by it as shall be reasonably required to effect the registration of such EXPE Stock and (ii) complete and execute such other documents in connection with such registration as the Non-Managing Shareholder may reasonably request.

ARTICLE 3

PREPARATION OF ANNUAL AND QUARTERLY FINANCIAL STATEMENTS AND REPORTING

Section 3.1 Annual Financial Statements. The annual audited financial statements (balance sheet, income statement, statement of comprehensive income, statement of cash flow and statement of shareholders’ equity as well as the accompanying notes and – if its preparation is required by Law or resolved by the general meeting of shareholders of the Company – management report) (hereinabove and hereinafter also “Annual Financial Statements”) of the Company are to be prepared in accordance with the provisions of U.S. GAAP. The quarterly unaudited financial statements (balance sheet, income statement, statement of comprehensive income, statement of cash flow and statement of shareholders’ equity as well as the accompanying notes (the “Quarterly Financial Statements”) are to be prepared in accordance with U.S. GAAP. The Company shall, and the Managing Shareholders in their capacity as Managing Directors of the Company shall cause the Company to submit Annual Financial Statements and the Quarterly Financial Statements for the Company to the Non-Managing Shareholder by the date that is at least ten (10) Business Days prior to the date on which Expedia, Inc. is required to file its annual and quarterly financial information (and the Non-Managing Shareholders agrees to provide the Company with reasonable notice of such filing dates). For the 2017 calendar year only, the obligations set out in the previous sentence of this Section 3.1 shall not apply except that the Managing Shareholders in their capacity as Managing Directors of the Company shall cause the Company to submit SEC formatted income statements, SEC formatted balance sheets and SEC formatted cash flow statements to the Non-Managing Shareholder fifteen (15) Business Days after the end of each quarterly reporting period. The Company shall also prepare and submit to the general meeting of shareholders for adoption the Company’s statutory annual report (including its annual accounts prepared in accordance with IFRS) and adhere to all statutory reporting requirements.

Section 3.2 Information and Reporting Requirements. The Parties acknowledge that the Non-Managing Shareholder has certain internal information and reporting requirements for which it requires financial information from the Company, which requirements may change from time to time consistent with legal, tax and accounting requirements applicable to Expedia, Inc. The Company and the Managing Shareholders shall use their reasonable best efforts to cooperate with and provide information to the Non-Managing Shareholder in order for it to fulfill such information and reporting requirements; provided, that the Parties agree that the Company shall have only the reporting obligations vis-à-vis the Non-Managing Shareholder as set out in Annex B as amended from time by the Non-Managing Shareholder, provided that such reporting obligations shall not be substantially increased (unless required by Law, regulations and/or accounting standards, or with the consent of a majority of the Managing Shareholders), but shall be subject to reasonably required changes made by the Non-Managing Shareholder upon thirty (30) days’ notice to the Company; provided, however, that the Company and / or the Managing Shareholders shall not be required to provide information to the Non-Managing Shareholder pursuant to this Section 3.2 if, on the advice of outside counsel, such provision of information would result in a violation of applicable Law.

ARTICLE 4

INFORMATION RIGHTS

Section 4.1 U.S. Tax Elections/Information Covenants.

(a) “Tax” or “Taxes,” within the meaning of this Agreement, are all (i) (public) impositions, including but not limited to federal, state or local Taxes (Steuern) and contributions (Beiträge, Gebühren), duties (Abgaben), fees, customs duties (Zölle), excise, other impositions within the meaning of Section 3 para. 1 to 3 (including) of the German Tax Code (Abgabenordnung), social security contributions (Sozialversicherungsbeiträge), contributions to the Mutual Pension Assurance Association (Pensionssicherungsverein), investment grants and subsidies (Investitionsschüsse, Investitionszulagen), and other charges, and (ii) equivalent impositions under the Laws of any other jurisdiction which are levied by any federal, state, or local German or non-German governmental authority or any other sovereign entity which is equipped with governmental power (collectively, the “Fiscal Authority”) or which are owed pursuant to mandatory applicable Laws irrespective of whether (x) owed as Tax payer or as a secondary liability, or (y) assessed, to be withheld, deducted at source or payable by Law, as well as (iii) all interest, penalty or other kind of addition thereon and all incidental payments related thereto, including but not limited to all ancillary charges (steuerliche Nebenleistungen) within the meaning of Section 3 para. 4 of the German Tax Code (Abgabenordnung) or equivalent provisions under the Laws of any other jurisdiction.

(b) The Managing Shareholders agree to exercise their Total Voting Power in the Company in favor of causing the Company, and the Company agrees:

(i) to promptly provide the Non-Managing Shareholder with any information regarding the Company and its Subsidiaries reasonably available to the Company and reasonably requested by the Non-Managing Shareholder to enable the Non-Managing Shareholder and its direct or indirect owners (x) to comply with any applicable U.S. federal, state and local Tax reporting requirements, which shall include providing the Non-Managing Shareholder by 31 March of each year a report with all necessary information reasonably required by the Non-Managing Shareholder or any of its direct or indirect owners with respect to the Company or any of its Subsidiaries for preparation of their U.S. Tax Returns and disclosures, as well as (y) to conduct any audit, investigation, dispute or appeal or any other communication with the U.S. Internal Revenue Service or any U.S. state or local Taxing authority;

(ii) to retain, for so long as may be reasonably requested by the Non-Managing Shareholder, copies of any documentation supporting any Tax-related information that (x) may be requested by the Non-Managing Shareholder pursuant to this Section 4.1 with respect to Tax years of the Company and its Subsidiaries commencing prior to 2013 or (y) has been supplied to the Non-Managing Shareholder pursuant to this Section 4.1;

(iii) to permit the Company and any of its Subsidiaries (x) to make any filing to change its entity classification status for U.S. federal income Tax purposes or (y) to change its legal form in a manner that could affect that status (such as from a GmbH to an AG), if and only if requested, or consented to, by the Non-Managing Shareholder; and

(iv) to consult with the Non-Managing Shareholder, prior to acquiring or forming or permitting any Subsidiary to acquire or form, any new Subsidiary, regarding the advisability of making (x) an “entity classification election” (IRS Form 8832) for U.S. federal income Tax purposes with respect to that new Subsidiary and not to adopt a legal form for any new Subsidiary that would prevent such an election and (y) any elections under section 338 of the Internal Revenue Code with respect to the acquisition of such subsidiary.

(c) On timely request of the Non-Managing Shareholder, the Managing Shareholders shall procure, and the Company agrees, that the Company shall submit copies of any Tax Return (other than monthly Tax Returns) to the Non-Managing Shareholder ten (10) Business Days prior to a submission of such Tax Return to a Fiscal Authority with the opportunity of the Non-Managing Shareholder to comment, which comments shall be reasonably considered by the Company.

(d) As long as one of the Managing Shareholders is a Managing Director of the Company or holds a comparable position in the Company, the respective Managing Shareholder(s) shall procure that, on request of the Non-Managing Shareholder, the Company (i) provides any reasonably requested information and documentation in respect of Taxes of the Company to the Non-Managing Shareholder, and (ii) gives the opportunity to the Non-Managing Shareholder to participate in any proceeding related to the Taxes of the Company.

(e)This Section 4.1 shall not apply if the Company reasonably determines, upon advice of outside counsel, that failing to comply with this Section 4.1 is necessary to comply with applicable Law, this Agreement or applicable compliance policies approved by the Supervisory Board.

Section 4.2 Confidentiality.

(a) Except as provided herein, each Party shall keep the confidential information exchanged during the term of this Agreement, in particular about customers and/or technology or other business matters related to the Parties (“Confidential Information”), confidential in the same manner that it keeps its own confidential information confidential. Furthermore, to the extent Confidential Information exchanged during the term of this Agreement relates to customers and/or technology, the receiving Party shall use it only for the purpose of this Agreement, or for the purpose for which it was shared, and shall not pass it on to its affiliates without prior consent of the disclosing Party.

(b) Confidential Information is, in particular, not information that:

(i) became publicly known without a breach of this Agreement; and/or

(ii) a Party can demonstrate it received from a third party without a breach of a confidentiality obligation; and/or

(iii) a Party can demonstrate it already had, without a breach of a confidentiality obligation, prior to the disclosure of such information under this Agreement.

(c) This confidentiality obligation does not apply, if and to the extent:

(i) a Party is required to, or is advised by counsel it is reasonably likely to be required to, disclose the Confidential Information under applicable Law, including any securities Law in the United States of America or other jurisdictions or under other Laws applicable to listed public entities; or

(ii) a disclosure to employees and/or advisors and or affiliates is necessary in connection with the implementation of this Agreement; or

(iii) a Party is required to disclose Confidential Information under contractual agreements with financing banks; or

(iv) Confidential Information is disclosed to advisors bound by a statutory or other obligation of confidentiality.

In these cases the Parties shall still use reasonable best efforts (i) to consult with each other on the content and timing of such disclosure prior to such disclosure being made (to the extent possible and reasonably practicable) and (ii) to ensure that confidentiality is kept to the greatest extent possible despite the disclosure.

(d) The Parties acknowledge that the business partners of the Company may be Competitors of the Non-Managing Shareholder. The Parties understand that the business partners, therefore, have a legitimate interest to keep the conditions and terms of the respective agreements with such business partners strictly confidential vis-à-vis the Non-Managing Shareholder. The Non-Managing Shareholder acknowledges that neither the Company nor the Managing Directors nor the Supervisory Directors will provide it with Confidential Information on business partners and will support the Company in communicating to its customers and business partners that such Confidential Information is kept confidential. This Section 4.2(d) shall prevail over Section 4.2(a).

ARTICLE 5

REGISTRATION RIGHTS

Section 5.1 Demand Registration Rights.

(a) Non-Managing Shareholder Registration Rights. Subject to the provisions of this Section 5.1, at any time and from time to time after the date of this Agreement, the Non-Managing Shareholder and/or its designated affiliate may make up to four (4) written demands, but no more than one (1) such demand in any one hundred eighty (180)-day period (each, a “Non-Managing Shareholder Registration Demand”) to the Company requiring the Company to use its reasonable best efforts to register, under and in accordance with the provisions of the Securities Act, all of the Non-Managing Shareholder’s Registrable Securities or a part of the Non-Managing Shareholder’s Registrable Securities for which the anticipated proceeds from the sale of such Registrable Securities are in excess of $25 million (inclusive of expected underwriting discounts and commissions). All Non-Managing Shareholder Registration Demands made pursuant to this Section 5.1 will specify the aggregate amount of Registrable Securities to be registered, the intended methods of disposition thereof (including whether the offering is to be an Underwritten Offering) and the registration procedures to be undertaken by the Company in connection therewith (a “Demand Notice”).

(b) Managing Shareholder Registration Rights. Subject to the provisions of this Section 5.1, at any time and from time to time after the date of this Agreement, the Managing Shareholders (acting collectively) may make up to four (4) written demands, but no more than one (1) such demand in any one hundred eighty (180)-day period (each, a “Managing Shareholder Registration Demand”) to the Company requiring the Company to use its reasonable best efforts to register, under and in accordance with the provisions of the Securities Act, all of the Registrable Securities of one or more of the Managing Shareholders or a part of the Registrable Securities of one or more of the Managing Shareholders for which the anticipated proceeds from the sale of such Registrable Securities are in excess of $25 million (inclusive of expected underwriting discounts and commissions). All Managing Shareholder Registration Demands made pursuant to this Section 5.1 will be pursuant to a Demand Notice.

(c) Shelf Registration Demands.

(i) Notwithstanding Sections 5.1(a) and 5.1(b), at any time that the Company shall be eligible to file a shelf registration statement (a “Shelf Registration Statement”) pursuant to Rule 415 promulgated under the Securities Act or any successor form under any successor rule, as applicable, with respect to the Registrable Securities of a Shareholder, but such Shelf Registration Statement is not effective, any Investor may demand that a Shelf Registration Statement be filed (by delivery of a Demand Notice), and such request shall be treated by the Company as an Investor Registration Demand, and such Shelf Registration Statement shall be treated as a Registration Statement, under the terms of this Agreement, but such demand shall not reduce the number of applicable Investor Registration Demands available to the applicable Investor under Sections 5.1(a) and 5.1(b).

(ii) At any time a Shelf Registration Statement shall be effective and remains effective, each Investor shall be permitted to effect an unlimited number of (A) non-Underwritten Offerings or (B) shelf take-downs off the Shelf Registration Statement (which may be Underwritten Offerings), including any underwritten “block trades,” in each case, without notice to, or inclusion of, any other Investor’s Registrable Securities, and in each case limited to their respective Registrable Securities, it being understood that the Company’s obligations in Section 5.1(d) shall in no way be reduced in such case.

(d) Registration Obligations and Procedures.

(i) Subject to the remaining provisions in this Section 5.1(d), promptly upon receipt of any such Demand Notice, the Company will file the applicable Registration Statement as soon as reasonably practicable and will use its best efforts to, in accordance with the terms set forth in the Demand Notice, effect within one hundred eighty (180) days of the filing of such Registration Statement the registration under the Securities Act (including, without limitation, appropriate qualification under applicable “blue sky” or other state securities Laws and appropriate compliance with the applicable regulations promulgated under the Securities Act) of Shares that the Company has been so required to register. Notwithstanding the prior sentence, but subject to Section 5.1(d)(ii) and (iii), the Company shall have no obligation to effect more than two (2) registrations pursuant to any Investor Registration Demand in any one hundred eighty (180)-day period.

(ii) Notwithstanding the first sentence of Section 5.1(a) or 5.1(b), in the event that an Investor withdraws an Investor Registration Demand prior to (A) in the case of a registration on a Form F-3 Registration Statement or any similar short-form registration statement available for use under the Securities Act, the filing of the preliminary prospectus in respect of such offering, or (B) in the case of a registration on any other form available for use under the Securities Act, including a Form F-1 Registration Statement, prior to the filing of the initial registration statement in respect of such offering, then, in each case, upon such withdrawal, such request for registration shall not be considered an Investor Registration Demand and shall not reduce the number of applicable Investor Registration Demands available to the applicable Investor.

(iii)If the Company receives an Investor Registration Demand and the Company furnishes to the Investor making such demand a copy of a resolution of the Supervisory Board certified by the secretary of the Company stating that in the good-faith judgment of a majority of the Independent Supervisory Directors (including an Independent Supervisory Director who has been nominated by the Managing Shareholders) it would be materially adverse to the Company for a Registration Statement to be filed or be effective on or before the date such filing or effectiveness would otherwise be required hereunder, the Company shall have the right to defer the filing of, or suspend the effectiveness or availability of, a Registration Statement, for a period of not more than ninety (90) days after receipt of the demand for such registration from the Non-Managing Shareholder or the Managing Shareholders. The Company shall not be permitted to provide such notice more than three (3) times in any three hundred sixty (360)-day period. If the Company shall so postpone the filing or suspend the effectiveness of a Registration Statement, the Investor may withdraw the applicable

Investor Registration Demand by so advising the Company in writing within thirty (30) days after receipt of the notice of postponement or suspension. In the event that an Investor withdraws the applicable Investor Registration Demand in the manner provided in the preceding sentence, such request for registration shall not be considered an Investor Registration Demand and shall not reduce the number of applicable Investor Registration Demands available to the applicable Investor. In addition, if the Company receives an Investor Registration Demand and the Company is then in the process of preparing to engage in a public offering, the Company shall inform the notifying Investor of the Company’s intent to engage in a public offering and may require such Investor to withdraw such Investor Registration Demand, as the case may be, for a period of up to one hundred twenty (120) days so that the Company may complete its public offering. In the event that the Company ceases to pursue such public offering, it shall promptly inform the Non-Managing Shareholder or the Managing Shareholders, as applicable, and such Investor shall be permitted to submit a new Investor Registration Demand. For the avoidance of doubt, each Investor shall have the right to participate in the Company’s public offering of Shares as provided in Section 5.2 pro rata based on its Percentage Interest.

(iv) Registrations under this Section 5.1 shall be on such appropriate registration form of the SEC (A) as shall be selected by the Company and as shall be reasonably acceptable to the Non-Managing Shareholder or the Managing Shareholders, as applicable, and (B) as shall permit the disposition of such shares in accordance with the intended method or methods of disposition specified in the Demand Notice; provided, however, that (i) the Company shall provide each Shareholder and its counsel with a reasonable opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) prior to filing with the SEC, and (ii) the Company shall notify each Shareholder and its counsel of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice or objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto and take all reasonable action required to prevent the entry of such stop order or similar notice or to remove it if entered. If, in connection with any registration under this Section 5.1 that is proposed by the Company to be on Form F-3 or any successor form, the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(v) Subject to Section 5.1(d)(iii), the Company shall use its reasonable best efforts to keep any Registration Statement or Shelf Registration Statement filed in response to any Investor Registration Demand effective for as long as is necessary for the Shareholder to dispose of the covered securities. The Company shall notify the Shareholder upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement or Shelf Registration Statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall promptly prepare a supplement or amendment to such prospectus so that such prospectus shall not contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (unless the Company makes the election provided in Section 5.1(d)(iii)).

(vi) In the case of an Underwritten Offering in connection with a Non-Managing Shareholder Registration Demand, the Non-Managing Shareholder shall select the underwriters, provided that the managing underwriter shall be a nationally recognized investment banking firm. The Non-Managing Shareholder shall determine the pricing of the Registrable Securities offered pursuant to any such Registration Statement in connection with a Non-Managing Shareholder Registration Demand, the applicable underwriting discount and other financial terms (including the material terms of the applicable underwriting agreement) and determine the timing of any such registration and sale, subject to this Section 5.1(d), and the Non-Managing Shareholder shall be solely responsible for all such discounts and fees payable to such underwriters in such Underwritten Offering (except with respect to any Shares sold by another Shareholder or the Company).

(vii) In the case of an Underwritten Offering in connection with a Managing Shareholder Registration Demand, the Managing Shareholder Representative shall select the underwriters; provided that the managing underwriter shall be a nationally recognized investment banking firm. The Managing Shareholder Representative shall determine the pricing of the Registrable Securities offered pursuant to any such Registration Statement in connection with a Managing Shareholder Registration Demand, the applicable underwriting discount and other financial terms (including the material terms of the applicable underwriting agreement) and determine the timing of any such registration and sale, subject to this Section 5.1(d), and the applicable Managing Shareholders shall be solely responsible for all such discounts and fees payable to such underwriters in such Underwritten Offering (except with respect to any Shares sold by another Shareholder or the Company).

Section 5.2 Piggyback Registration Rights.

(a) Piggyback Rights. Subject to Section 5.2(c) and Section 5.2(d), if the Company at any time proposes to register any Shares for its own account (a “Company Registration”) or for the account of any shareholder of the Company possessing demand rights (including in connection with an Investor Registration Demand) (an “Investor Registration”) under the Securities Act by registration on Form F-1 or Form F-3 or any successor or similar form(s) (except registrations on any such Form or similar form(s) solely for registration of securities in connection with an employee benefit plan, a dividend reinvestment plan or a merger or consolidation, or incidental to a transaction that is not a public offering within the meaning of Section 4(a)(2) of the Securities Act, including a resale under Rule 144A thereunder), it will at such time give prompt written notice to any Shareholder owning Registrable Securities of its intention to do so, including the anticipated filing date of the Registration Statement and, if known, the number of Shares to be included in such Registration Statement, and of the Shareholder’s rights under this Section 5.2. Upon the written request of an Investor (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Investor and such other information as is reasonably required to effect the registration of such Shares), made as promptly as practicable and in any event within fifteen (15) days after the receipt of any such notice (five (5) days if the Company states in such written notice or gives telephonic notice to such Investor, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form F-1 or Form F-3 and (ii) such shorter period of time is required because of a planned filing date), the Company, subject to Section 5.2(c), shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Investors; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, a majority of the Independent Supervisory Directors (including an Independent Supervisory Director who has been nominated by the Managing Shareholders) in its good-faith judgment shall determine for any reason not to register or to delay registration of any securities in connection with a Company Registration or an Investor Registration, the Supervisory Board shall give written notice of such determination to the Investors requesting registration under this Section 5.2 (which such Investors will hold in strict confidence) and (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

(b) Investor Withdrawal. Each Shareholder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 5.2 at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of its request to withdraw; provided, however, that in the case of an Underwritten Offering, a Shareholder requesting that its shares be included may subsequently withdraw its shares only if the anticipated price per share falls below the low end of the range set forth in the latest preliminary prospectus.

(c) Company Registration Underwriters’ Cutback. In the case of a Company Registration, if the managing underwriter of any Underwritten Offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in such registration pursuant to this Section 5.2, when added to the number of other securities to be offered in such registration by the Company, would materially adversely impact the purchase price obtained for the securities to be included or the total proceeds contemplated in such offering, then the Company shall include in such registration, to the extent of the total number of securities that the Company is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering (the “Section 5.2(c) Sale Number”), securities in the following priority:

(i) First, all Shares or securities convertible into, or exchangeable or exercisable for, Shares that the Company proposes to register for its own account (the “Company Securities”); and

(ii) Second, to the extent that the number of Company Securities to be included is less than the Section 5.2(c) Sale Number, the Registrable Securities requested to be included by the shareholders of the Company exercising registration rights (pursuant to this Agreement or another written agreement); the securities requested to be included pursuant to this Section 5.2(c)(ii) shall be included on a pro rata basis based on the number of Registrable Securities requested to be included by the shareholders of the Company exercising registration rights.

(d) Investor Registration Underwriters’ Cutback. In the case of an Investor Registration, if the managing underwriter of any Underwritten Offering shall inform the Company by letter of its belief that the number of Shares and Registrable Securities requested to be included in such registration would materially adversely impact the purchase price obtained for the securities to be included or the total proceeds contemplated in such offering, then the Company shall include in such registration, to the extent of the total number of securities that the Company is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering (subject to the last paragraph of this Section 5.2(d), the “Section 5.2(d) Sale Number”), securities in the following priority:

(i) First, the Registrable Securities requested to be included by the Persons exercising demand rights in connection with such Investor Registration (it being understood that Shareholders may jointly exercise demand rights with such Registrable Securities being allocated among them pro rata); and

(ii) Second, to the extent that the number of securities to be included in the registration pursuant to Section 5.2(d)(i) is less than the Section 5.2(d) Sale Number, the Registrable Securities requested to be included by the shareholders of the Company exercising registration rights (including Investors exercising piggyback rights pursuant to this Section 5.2 or otherwise); the securities requested to be included pursuant to this Section 5.2(d)(ii) shall be included on a pro rata basis based on the number of Registrable Securities requested to be included by the shareholders of the Company exercising registration rights.

(e) Participation in Underwritten Offerings.

(i) Any participation by the Shareholders in a Company Registration shall be in accordance with the plan of distribution of the Company (subject, in the case of an Investor Registration pursuant to an Investor Registration Demand, to the rights of the Non-Managing Shareholder, or the Managing Shareholders, as applicable, in Section 5.1). Except as provided in Sections 5.1(d)(vi) and (vii), in all Underwritten Offerings, the Company shall have sole discretion to select the underwriters.

(ii) In connection with any proposed registered offering of securities of the Company in which any Investor has the right to include Registrable Securities pursuant to this Article 5, such Investor agrees (A) to supply any information reasonably requested by the Company in connection with the preparation of a Registration Statement and/or any other documents relating to such registered offering and (B) to execute and deliver any agreements and instruments being executed by all holders on substantially the same terms reasonably requested by the Company to effectuate such registered offering, including, without limitation, underwriting agreements, custody agreements, lock-ups, “hold back” agreements pursuant to which such Investor agrees not to sell or purchase any securities of the Company for the same period of time following the registered offering as is agreed to by the other participating holders, powers of attorney and questionnaires. The Company shall enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as are reasonably required to effect such registered offering and facilitate the disposition of such Registrable Securities, including (i) to furnish customary opinions of counsel representing the Company addressed to the underwriters, if any, in customary form, scope and substance, (ii) to provide a comfort letter from the independent auditors of the Company addressed to the underwriters, if any, in customary form, scope and substance, and (iii) if necessary and requested by an Investor including Registrable Securities in the offering, the reasonable participation of Company management in roadshows in manner and for a duration customary for offerings of such size.

(iii) If the Company requests that the Investors take any of the actions referred to in paragraph (ii) of this Section 5.2(e) (including, but not limited to, the execution of customary lock-up agreements), the Investors shall take such action promptly but in any event within three (3) Business Days following the date of such request. Furthermore, the Company agrees that it shall use commercially reasonably efforts to obtain any waivers to the restrictive sale and purchase provisions of any “hold back” agreement that are reasonably requested by an Investor.

Section 5.3 Indemnification; Contribution.

(a) The Company shall, to the fullest extent permitted by law, indemnify and hold harmless each Shareholder and their respective affiliates, directors, officers and employees (each of the foregoing, together with the Shareholders, a “Covered Person”) against any losses, claims, actions, damages, liabilities and expenses, joint or several, to which such Covered Person may become subject under the Securities Act, the Exchange Act, any state “blue sky” securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in or incorporated by reference in any such Registration Statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any document incorporated by reference therein, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of securities, and the Company shall reimburse such Covered Persons for any legal or other expenses reasonably incurred by such Covered Person in connection with investigating, defending or settling any such loss, claim, action, damage or liability; provided that the Company shall not be so liable in any such case to the extent that any loss, claim, action, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in any such Registration Statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any document incorporated by reference therein in reliance upon, and in conformity with, written information prepared and furnished to the Company or prepared on behalf of the Company by such Covered Person expressly for use therein. This indemnity shall be in addition to any liability the Company may otherwise have.

(b) In connection with any registration in which a Shareholder is participating, each such Shareholder shall furnish to the Company in writing such information regarding itself as is required for use in any such Registration Statement or prospectus and shall, to the fullest extent permitted by law, indemnify and hold harmless the Company, its directors and officers, employees, and affiliates against any losses, claims, actions, damages, liabilities and expenses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, any state “blue sky” securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in the case of each of clauses (i) and (ii), only to the extent that such untrue statement or alleged untrue statement, or omission or alleged omission, is made in such Registration Statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Shareholder expressly for use therein, and such Shareholder shall reimburse the Company, its directors and officers, employees, agents and affiliates for any legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, action, damage or liability; provided that the obligation to indemnify pursuant to this Section 5.3(b) shall be individual and several, not joint and several, for each participating Shareholder and shall not exceed an amount equal to the net proceeds (after deducting any costs and expenses paid by the participating Shareholder) actually received by such Shareholder in the sale of Registrable Securities to which such Registration Statement or prospectus relates. This indemnity shall be in addition to any liability that such Shareholder may otherwise have.

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that any failure or delay to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually and materially prejudiced by reason of such failure or delay. In case a claim or an action that is subject or potentially subject to indemnification hereunder is brought against an indemnified party, the indemnifying party shall be entitled to participate in and shall have the right, exercisable by giving written notice to the indemnified party as promptly as practicable after receipt of written notice from such indemnified party of such claim or action, to assume, at the indemnifying party’s expense, the defense of any such claim or action, with counsel reasonably acceptable to the indemnified party; provided that any indemnified party shall continue to be entitled to participate in the defense of such claim or action, with counsel of its own choice, but the indemnifying party shall not be obligated to reimburse the indemnified party for any fees, costs and expenses subsequently incurred by the indemnified party in connection with such defense unless (A) the indemnifying party has agreed in writing to pay such fees, costs and expenses, (B) the indemnifying party has failed to assume the defense of such claim or action within a reasonable time after receipt of notice of such claim or action, (C) having assumed the defense of such claim or action, the indemnifying party fails to employ counsel reasonably acceptable to the indemnified party or to pursue the defense of such claim or action in a reasonably vigorous manner, (D) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (E) the indemnified party has reasonably concluded that there may be one or more legal or equitable defenses available to it and/or any other indemnified party that is or are different from or additional to those available to the indemnifying party. Subject to the proviso in the foregoing sentence, no indemnifying party shall, in connection with any one claim or action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees, costs and expenses of more than one firm of attorneys (in addition to any local counsel) for all indemnified parties. The indemnifying party shall not have the right to settle a claim or action for which any indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, and the indemnifying party shall not consent to the entry of any judgment or enter into or agree to any settlement relating to such claim or action unless such judgment or settlement does not impose any admission of wrongdoing or ongoing obligations on any indemnified party and includes as an unconditional term thereof the giving by the claimant or plaintiff therein to such indemnified party, in form and substance reasonably satisfactory to such indemnified party, of a full and final release from all liability in respect of such claim or action. The indemnifying party shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified party unless the indemnifying party has also consented to such judgment or settlement (such consent not to be unreasonably withheld, conditioned or delayed).

(d) If the indemnification provided for in this Section 5.3 is held by a court of competent jurisdiction to be unavailable to, or unenforceable by, an indemnified party in respect of any loss, claim, action, damage, liability or expense referred to herein, then the applicable indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, action, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements, omissions or violations that resulted in such loss, claim, action, damage, liability or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other federal or state securities law or rule or regulation promulgated thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of securities was perpetrated by the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or violation. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in this Section 5.3(d). In no event shall the amount that an Shareholder may be obligated to contribute pursuant to this Section 5.3(d) exceed an amount equal to the net proceeds (after deducting any costs and expenses paid by the participating Shareholder) actually received by such Shareholder in the sale of Registrable Securities that gives rise to such obligation to contribute. No indemnified party guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation.

(e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or affiliate of such indemnified Person and shall survive the Transfer of securities and the termination of this Agreement, but only with respect to offers and sales of Registrable Securities made before the termination date.

Section 5.4 Copies of Registration Statements. The Company will, if requested, prior to filing any Registration Statement pursuant to this Article 5 or any amendment or supplement thereto, furnish to the Shareholders, and thereafter furnish to the Shareholders, such number of copies of such Registration Statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such Registration Statement (including each preliminary prospectus) as the Shareholders may reasonably request to facilitate the sale of the Registrable Securities by the Shareholders.

Section 5.5 Expenses. The Company shall pay all Registration Expenses in connection with a Company Registration or any Investor Registration, provided that each selling shareholder shall pay all applicable underwriting fees, discounts and similar charges pro rata according to the number of securities to be registered under the applicable Registration Statement.

Section 5.6 No Inconsistent Agreements. The Company represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with this Article 5. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with or conflicts with the rights granted under this Article 5.

ARTICLE 6

RESTRICTIONS ON TRANSFER

Section 6.1 Transfer of Shares. Neither the Non-Managing Shareholder nor any Managing Shareholder may, directly or indirectly, Transfer any Shares except for (i) a Transfer to an affiliate of the party making such Transfer (provided that, if such affiliate is no longer an affiliate of the Shareholder concerned, such Transfer shall be unwound), (ii) a Transfer in connection with the spin-off by or of the Non-Managing Shareholder or a successor entity holding substantially all of the assets then owned by the Non-Managing Shareholder (or any parent of the Non-Managing Shareholder) of the Shares or an entity holding such Shares, (iii) a

Transfer in connection with a tender offer for all of the issued and outstanding Shares of the Company that is recommended by the Supervisory Board to be accepted by the shareholders of the Company, (iv) a Transfer pursuant to the terms of Section 2.4 or Section 2.5 or (v) a Transfer pursuant to the provisions set forth in Section 6.2 through Section 6.4. In no event will any Managing Shareholder Transfer (1) any Class B Shares to a Competitor or (2) any Class A Shares to Priceline Group, Inc., TripAdvisor Inc. or Ctrip.Com International Ltd, or any of their respective affiliates (in each case excluding Transfers pursuant to registered public offerings and open market sales under Rule 144 under the Securities Act, in each case to the extent the party making such Transfer does not have any reason to believe that such entities are purchasing in such offerings or open market sales). Upon a Shareholder’s Transfer of all or any part of such Shareholder’s Shares to any Person (including an affiliate of such Shareholder (an “Assignee”)) pursuant to this Section 6.1, such Assignee shall be admitted as a substitute or additional Shareholder, but solely for the purposes of Article 6, Article 7, Article 9 and Article 10, as applicable. It shall be a condition to any such Transfer that such Assignee shall execute a joinder to this Agreement agreeing to be bound by its terms and conditions. Notwithstanding any other provisions of this Agreement, no Person that acquires securities transferred in violation of the Company Articles or this Agreement shall have any rights under this Agreement with respect to such securities as a Shareholder or otherwise, and such securities shall not have the benefits afforded herein.

Section 6.2 Right of First Offer (a). If either the Non-Managing Shareholder or a Managing Shareholder intends to dispose of Shares (as applicable, the “ROFO Securities”) pursuant to the terms hereof and elects to do so (the “Transferring Holder”), the Non-Managing Shareholder and/or its designated affiliate (in the case of a proposed disposition by a Managing Shareholder) or the Managing Shareholders collectively (in the case of a proposed disposition by the Non-Managing Shareholder) (each, a “ROFO Offeree”), shall have a right of first offer over such ROFO Securities, which shall be exercised in the following manner:

(a) The Transferring Holder shall provide the ROFO Offeree with written notice (a “ROFO Notice”) of its desire to Transfer the ROFO Securities. The ROFO Notice shall set forth the number and type of ROFO Securities the Transferring Holder wishes to Transfer.

(b) The ROFO Offeree shall have a period of up to ten (10) Business Days following receipt of the ROFO Notice (the “ROFO Election Period”) to give the Transferring Holder a binding written offer (the “ROFO Offer”) to purchase (or, at the option of the ROFO Offeree, to cause one (1) or more of its affiliates to purchase) all but not less than all of the ROFO Securities described in the ROFO Notice. The ROFO Offer shall include the price per ROFO Security offered, including the form of consideration in respect thereof.

(c) The ROFO Offer may set forth a proposal to receive EXPE Stock as form of consideration, provided, however, that each ROFO Offer shall always consist of a cash consideration of at least 30%, and provided, further, that the Non-Managing Shareholder shall not be obligated to offer a cash consideration exceeding an amount of $150 million. With regard to EXPE Stock, the ROFO Offer may either contain (x) a certain dollar value of EXPE Stock to be offered or (y) a number of shares of EXPE Stock (and the “purchase price” for purposes of Section 6.2 shall be the value of EXPE Stock as obtained from Bloomberg L.P. on the last trading day prior to the date of the ROFO Offer). The ROFO Offer shall remain open and binding for four weeks or such greater period of time as may be specified in the ROFO Offer.

(d) If any ROFO Offeree makes a ROFO Offer within the ROFO Election Period and the Transferring Holder accepts such ROFO Offer during the period described in Section 6.2(b) above, such purchase shall be consummated at a date that is calculated applying the principles of the Leaver Closing Date described in Section 2.6 (using the date of the acceptance of the ROFO Offer as the reference date for the time periods described therein).

(e) If any ROFO Offeree makes a ROFO Offer within the ROFO Election Period and the Transferring Holder does not accept the ROFO Offer, the Transferring Holder may only Transfer the ROFO Securities specified in the ROFO Notice at any time within the four (4) week period described in Section 6.2(c) (which period shall not increase because of an extended acceptance period for the ROFO Offer) at a price that is not less than the purchase price specified in the ROFO Offer. If the ROFO Offer sets forth a consideration in EXPE Stock, the Transferring Holder may Transfer the ROFO Securities at a price that is not less than (x) the value of EXPE Stock if the ROFO Offeree offers shares in EXPE Stock for a certain value or (y) the value of shares in EXPE Stock as obtained from Bloomberg L.P. on the last trading day prior to the sale by the Transferring Holder to a third party if the ROFO Offeree offers a certain number of EXPE Stock. Following the expiration of any time periods set forth in this Section 6.2(e), or if no ROFO Offer is made within the ROFO Election Period, the Transferring Holder may not Transfer any such ROFO Securities without first following the procedures set forth in this Section 6.2. Section 6.1 shall not apply to a Transfer of ROFO Securities in accordance with the procedures set forth in this Section 6.2.

(f) Subject to the Transfer restrictions in Section 6.1, each Managing Shareholder shall be permitted to Transfer Class A Shares in an amount up to one percent (1%) of the issued and outstanding Shares of the Company in a calendar year via open market transactions (including pursuant to written a written plan for trading securities that is designed in accordance with Rule 10b5-1(c) of the Exchange Act) without complying with the procedures in this Section 6.2.

Section 6.3 Tag-Along. If the Non-Managing Shareholder Transfers some or all of its Shares to Priceline Group, Inc., TripAdvisor Inc. or Ctrip.Com International Ltd or any of their respective affiliates (in each case excluding Transfers pursuant to registered public offerings and open market sales under Rule 144 under the Securities Act to the extent the Non-Managing Shareholder does not have any reason to believe that such entities are purchasing in such offerings or open market sales) (a “Tag Disposal”), the Non-Managing Shareholder shall, at its option, procure that the respective purchaser offers to buy from any requesting Managing Shareholders a Percentage Interest held by them equivalent to the proportion of Shares held by the Non-Managing Shareholder proposed to be Transferred by the Non-Managing Shareholder at the same terms and conditions (on a pro rata basis) as the terms under which the Non-Managing Shareholder sells to the respective purchaser. The Parties shall give all declarations and take all actions which are necessary or beneficial for implementing the sale and transfer of Shares under a Tag Disposal.

Section 6.4 Drag-Along. In the event of a sale by the Non-Managing Shareholder of all of the Shares in the Company held by the Non-Managing Shareholder, with the consent of at least one Managing Shareholder, to a bona fide third party that is not an affiliate of the Non-Managing Shareholder (a “Third Party Purchaser”) at a purchase price that is not lower than the volume-weighted average closing price of a Class A Share as obtained from Bloomberg L.P. over the fifteen (15) trading days prior to the date that is two (2) Business Days prior to the Drag Disposal Notice (such disposal a “Drag Disposal”), the Non-Managing Shareholder shall have the right to require the Managing Shareholders by way of a written notice from the Non-Managing Shareholder to the Managing Shareholders’ Representative (a “Drag Disposal Notice”) to sell and transfer their Shares to the Third Party Purchaser. The sale and transfer of the Shares to be sold by the Managing Shareholders pursuant to the Drag Disposal Notice shall be to the same Third Party Purchaser and on the same terms and conditions, including the price per share, as the sale and transfer by the Non-Managing Shareholder, provided that the Managing Shareholders shall only be obliged to give customary representations and warranties with respect to authority and title in the shares to be sold pursuant to the Drag Disposal Notice. The Parties shall give all declarations and take all actions which are necessary or beneficial for implementing the sale and transfer of shares under a Drag Disposal.

ARTICLE 7

VOTING AGREEMENT

Section 7.1 General Voting Agreement. Each Shareholder agrees that, it shall not vote, and shall cause their respectively nominated Supervisory Directors to not vote, in favor of a shareholder or Supervisory Board resolution relating to any of the matters described in this Section 7.1 unless one (1) of the Managing Shareholders consents to the adoption of the resolution, except that such consent shall not be required if the proposed action does not adversely affect the Managing Shareholders in any respect. This Section 7.1 applies to any resolution concerning:

(a) Measures to increase and to decrease the share capital (other than issuances for cash or otherwise for fair market value, ordinary course issuances under the Incentive Plan and stock based M&A transactions) and any exclusion of shareholders’ subscription rights, in each case if the measures would disproportionately affect the Managing Shareholders vis-à-vis the Non-Managing Shareholder;

(b) alterations of the rights or privileges of the holders of the Class A Shares or of the Class B Shares in the Company Articles;

(c) any amendments to the Company Articles that disproportionately and adversely affect the Managing Shareholders;

(d) dissolution of the Company;

(e) entry into or completion of non-arm’s length related party transactions or arrangements between Expedia, Inc. or its affiliates and the Company (except with respect to transactions and arrangements previously approved, including as disclosed in the Prospectus, or with respect to any transaction or arrangement that have been approved by at least two (2) Independent Supervisory Directors at least one of which was designated for binding nomination by the Managing Shareholders);

(f) sale of all or substantially all of the assets of the Company (for the avoidance of doubt, which shall not include the Class A Shares or Class B Shares of the Company and provided that if the Company does not propose to promptly distribute the proceeds from such sale to its shareholders to the extent permitted by law, it shall be irrefutably presumed that the action adversely affects the Managing Shareholders);

(g) distribution of dividends if an amount of dividends in excess of fifty percent (50%) of the Company’s profits is to be distributed; and

(h) (1) for so long as a Managing Shareholder serves as Chief Executive Officer of the Company, and (2) (x) during the first eighteen (18) months after the commencement of the Transition Period, and (y) so long as at least two of the Managing Shareholders serve as Managing Directors of the Company:

(i) entry into or termination of joint ventures of significant importance that concern a material change to the identity or the character of the Company or the business;

(ii) acquisition or disposition of assets equal to or greater than one-third of the Company’s total asset value;

(iii) amendments to Rules of Procedure; and

(iv) entry into or completion of non-arm’s length related party transactions or arrangements between Expedia, Inc. or its affiliates and the Company (regardless of whether at least two Independent Supervisory Directors have approved such transaction or arrangement).

Section 7.2 Share Cancellation Voting Agreement. Notwithstanding anything in Section 7.1 or elsewhere in this Agreement, each of the Investors agrees that it shall vote all of its Voting Securities in favor of any resolution of the Supervisory Board and meeting of shareholders that relates to the cancellation of Class A shares held in treasury by the Company in connection with conversion by the Shareholders of Class B Shares into Class A Shares.

ARTICLE 8

NON-COMPETITION OBLIGATION; NON-SOLICITATION

Section 8.1 Non-Managing Shareholder Exemption. The Non-Managing Shareholder shall be exempt from any obligation it might have as a shareholder of the Company not to compete with the Company or any of its Subsidiaries.

Section 8.2 Managing Shareholder Non-Compete. Each Managing Shareholder undertakes, during the Restricted Period, to refrain from, directly or indirectly, engaging in any Competitive Activity. “Competitive Activity” means any activity relating to or competitive with the business engaged in by the Company during the Restricted Period in any geographic region (and any business or geographic region in which the Company then has verifiable plans to engage during the Restricted Period); including to the extent an activity by such Managing Shareholder involves an entity (i) controlled by such Managing Shareholder, (ii) in which such Managing Shareholder owns an equity interest of at least 5% or (iii) which employs such Managing Shareholder that, in the case of any entity described in clauses (i)-(iii) would itself be engaged in a Competitive Activity; “Restricted Period” means with respect to each Managing Shareholder the period commencing on the date of Settlement and ending two years after the later of (i) the date when he ceases to serve as Managing Director and (ii) the date such Managing Shareholder loses the rights and obligations under this Agreement pursuant to Section 9.2(b).

Section 8.3 Managing Shareholder Non-Solicit. The Managing Shareholders hereby undertake, during the Restricted Period, to refrain from causing employees employed by the Company to terminate their employment relationship with the Company and from causing third parties who have provided services or works for the Company, or in its name, to terminate their business relationship with the Company, in each case other than terminations by the Managing Shareholders in their capacity as Managing Directors in the ordinary course of business.

Section 8.4 Non-Managing Shareholder Non-Solicit. The Non-Managing Shareholder hereby undertakes, for the period during which it is bound by this Agreement to refrain from causing employees employed by the Company to terminate their employment relationship with the Company and from causing third parties who have provided services or works for the Company, or in its name, to terminate their business relationship with the Company.

ARTICLE 9

TERM AND TERMINATION

Section 9.1 Effectiveness.

This Agreement shall come into force upon the Settlement having occurred. Prior to such date, the Original Agreement shall remain in force and effect.

Section 9.2 Termination.

(a) This Agreement shall terminate with immediate effect in respect of all Parties upon the Settlement failing to occur ultimately by 31 January, 2017 (or such other date as may be agreed in writing between the Parties). In this case, the Original Agreement shall continue to apply.

(b) Other than as contemplated in Section 9.2(c), the rights and obligations of (x) all Managing Shareholders under this Agreement (including, for the avoidance of doubt, all rights under and to enforce Article 2, Article 6, Article 7 and Article 8) shall terminate at such time as the Managing Shareholders fail to own, collectively, a Percentage Interest of at least fifteen percent (15%), and (y) for any individual Managing Shareholder when such Managing Shareholder’s Percentage Interest is less than fifty percent (50%) of the Percentage Interest that such Managing Shareholder owned immediately following the Settlement. For purposes of determining the rights and obligations of a Managing Shareholder pursuant to clause (y) of the previous sentence, any Secondary Shares Transferred by such Managing Shareholder shall be deemed to have been Transferred by such Managing Shareholder in the Offering and, accordingly, the number of Class A Shares held by such Managing Shareholder immediately following the Settlement shall be reduced by the number of Secondary Shares Transferred by such Managing Shareholder (as adjusted for share splits, share combinations, recapitalizations and similar events).

(c) After termination of this Agreement in respect of any Party, (i) all rights and obligations of any such Party under this Agreement shall end and be of no further effect except that (i) Article 1 (Interpretation), Section 4.2 (Confidentiality), Article 5 (Registration Rights), Article 6 (Restrictions on Transfer), Section 8.2 (Managing Shareholder Non-Compete), Section 8.3 (Managing Shareholder Non-Solicit) and Article 10 (Miscellaneous) will remain in full force and effect with respect to such Party and (ii) such termination shall not affect any rights or liabilities of a Party in respect of liability for nonperformance, or breach, of any obligation under this Agreement prior to such termination.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Annexes. All schedules and annexes to this Agreement form an integral part of this Agreement.

Section 10.2 Guarantors. The Guarantor and the Parent Guarantor each undertakes the proper fulfillment of all obligations pursuant to this Agreement of the Non-Managing Shareholder and of any assignee of or successor to the Non-Managing Shareholder under this Agreement.

Section 10.3 No Waiver. A delay or failure of a Party to claim rights or claims under or in connection with this Agreement and its implementation, in particular in case of a breach of contract by another Party, shall not impair such Party’s claim for such rights or claims and shall not be deemed a waiver to claim such right or claim. Any waiver or consent under and/or in connection with this Agreement and its implementation shall be made expressly and in writing and shall only relate to the issue expressly stated in such waiver or consent. To the extent not expressly stated otherwise in this Agreement, all claims for damages under this Agreement can be made cumulatively and not alternatively.

Section 10.4 Changes and Amendments. Changes and amendments to this Agreement, including this provision, require the consent of all Parties to it in written form and any additional formalities required by applicable Law.

Section 10.5 Assignment and Transfer of Rights and Obligations. Except as provided in Article 6, this Agreement and all rights and obligations hereunder cannot be assigned or transferred without the prior written consent of the other Parties; provided, however, that the Non-Managing Shareholder may assign this Agreement and all of its rights and obligations hereunder without the other Parties’ consent to any of its affiliates (provided that, if such affiliate is no longer an affiliate of the Non-Managing Shareholder, such assignment shall be unwound).

Section 10.6 Costs. Each Party shall bear its own costs, fees and expenses, including the costs, fees and expenses of his/its advisors arising out of or in connection with the negotiation of this Agreement. All other costs, fees and expenses related to implementation of this Agreement, including the notary fees for notarising this Agreement, are to be borne by the Company.

Section 10.7 Severability. If one or several provisions of this Agreement are or become invalid or unenforceable, this shall not affect the validity of the rest of this Agreement. Any such invalid or unenforceable provision shall be deemed replaced by such valid and enforceable provision as comes closest to the economic intent and the purpose of such invalid or unenforceable provision as regards subject matter, amount, time, place and extent. The aforesaid shall apply mutatis mutandis to any unintended gap in this Agreement.

Section 10.8 No Partnership. Nothing in this Agreement (or any of the arrangements contemplated by it) is or shall be deemed to constitute a partnership between the parties nor, except as may be expressly set out in it, constitute a party as the agent of any other party for any purpose.

Section 10.9 Company Organizational Documents; Further Undertakings. The Parties shall, so far as they are legally able:

(a) exercise all voting and other rights and powers available to them to give effect to the provisions of this Agreement, and refrain from exercising, asserting or making any claims to enforce any rights and powers available to them under the Company Organizational Documents and the Dutch Civil Code to the extent inconsistent with the terms and conditions of this Agreement; and

(b) procure that any amendment required to give effect to the provisions of this Agreement is made to the Company Organizational Documents or other constitutional documents of the Company or any of its Subsidiaries.

Section 10.10 Managing Shareholders’ Representatives.

(a) The Managing Shareholders for the purposes of this Agreement shall be represented by one (1) individual person (the “Managing Shareholders’ Representative”) where so provided in this Agreement. Initially, the Managing Shareholders’ Representative shall be Shareholder 1.

(b) The Managing Shareholders’ Representative shall be authorized to give and receive any notice under this Agreement and to make and receive any statement vis-à-vis the Company and/or the Non-Managing Shareholder under this Agreement.

(c) A change of the person in the Managing Shareholders’ Representative shall only be valid and effective vis-à-vis the Company and the Non-Managing Shareholder if it was duly notified to the Company and the Non-Managing Shareholder by the Managing Shareholders’ Representative last notified to the Company and the Non-Managing Shareholder.

Section 10.11 Notices. All notices and/or declarations under and/or in connection with this Agreement shall be made in writing in the English language and delivered by hand or by courier or by facsimile or by email (including PDF files attached to emails). All notices and/or declarations under and/or in connection with this Agreement shall be directed to the addresses of the Parties as listed in Annex A hereto. The addresses listed in Annex A shall each be valid for as long until the Parties are notified in writing by the relevant other Party of a change of such address.

Section 10.12 Governing Law. This Agreement and any contractual or noncontractual obligations arising out of or in connection to it are exclusively governed by and shall exclusively be construed in accordance with the Laws of the Netherlands, without giving effect to any choice or conflict of Law provision or rule (whether of the Netherlands or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the Netherlands.

Section 10.13 Jurisdiction. All disputes between the Parties shall be finally settled under the Rules of Arbitration of the ICC (the “ICC Arbitration Rules”). The Emergency Arbitrator Provisions shall not apply. The ICC Arbitration Rules in effect on the date a Party submits its Request for Arbitration will apply to the arbitration. The seat of arbitration and the location of the proceedings will be Amsterdam, the Netherlands, and the proceedings will be conducted in English. The governing law of the arbitration agreement will be the Laws of the Netherlands. The arbitral tribunal shall consist of three arbitrators. The Managing Shareholder Representative and the Non-Managing Shareholder shall each select and appoint one arbitrator within 30 (thirty) days of initiation of the arbitration and those arbitrators shall jointly appoint a third arbitrator within 30 (thirty) days of their selection and appointment. The existence of the arbitration; related testimony and documents exchanged, produced, or created by the parties; and the award or other determination of the Arbitral Tribunal will be confidential and will not be disclosed to third parties except for (a) a Party’s direct and indirect parents and their direct and indirect subsidiaries, (b) third parties who have a need to know (e.g., legal counsel, accountants, witnesses, experts, etc.), and (c) third parties to whom disclosure is legally required (e.g., governmental authorities, etc.). For all claims not subject to Arbitration, the competent courts of Amsterdam shall have exclusive jurisdiction.

Section 10.14 Priority of Shareholders Agreement. To the extent permitted by applicable law, if one or several of the provisions in the Company Organizational Documents for the management are in conflict to this Agreement, the provisions of this Agreement shall be decisive.

Section 10.15 No Annulment or Dissolution. Unless explicitly stated otherwise in this Agreement and to the extent legally permissible, the Parties waive their rights under sections 6:228, 6:230 and 6:265 of the Dutch Civil Code, if any, to annul (vernietigen), dissolve (ontbinden) or propose the amendment of this Agreement (in whole or in part), and/or to request the annulment (vernietiging), dissolution (ontbinding) or amendment of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRIVAGO GMBH

By:
Name:
Title:

TRIVAGO N.V.

By:
Name:
Title:

Rolf Schrömgens

By:
Name:
Title:

Peter Vinnemeier

By:
Name:
Title:

Malte Siewert

By:
Name:
Title:

EXPEDIA LODGING PARTNER SERVICES S.À R.L.

By:
Name:
Title:

EXPEDIA, INC.

By:
Name:
Title:

EXPEDIA, INC.

By:
Name:
Title:

Annex A

Notices

Notices provided pursuant to the Amended and Restated Shareholders Agreement shall be delivered as follows:

If to the Company:

Dr. Anja Honnefelder

c/o trivago N.V.

Bennigsen-Platz 1

40474 Düsseldorf, Germany

Fax: +49 211 54065-115

with a copy to its advisor for information purposes:

Noerr LLP

Attention: Dr. Jens Liese / Dr. Ingo Theusinger

Speditionstraße 1

40221 Düsseldorf, Germany

Fax: +49 211 49986100

Email: Jens.Liese@noerr.com / Ingo.Theusinger@noerr.com

NautaDutilh N.V.

Mr. Martin Grablowitz / Mr. Paul van der Bijl

Beethovenstraat 400

1082 PR Amsterdam

The Netherlands

Email: Martin.Grablowitz@nautadutilh.com / Paul.vanderBijl@nautadutilh.com

If to the Managing Shareholders:

Mr. Rolf Schrömgens

c/o trivago N.V.

Bennigsen-Platz 1

40474 Düsseldorf, Germany

Email: rolf.schroemgens@trivago.com

Mr. Peter Vinnemeier

c/o trivago N.V.

Bennigsen-Platz 1

40474 Düsseldorf, Germany

Email: peter.vinnemeier@trivago.com

Annex A-1

Mr. Malte Siewert

c/o trivago N.V.

Bennigsen-Platz 1

40474 Düsseldorf, Germany

Email: malte.siewert@trivago.com

If to the Non-Managing Shareholder:

Expedia, Inc.

Attention: Bob Dzielak

333 108th Avenue NE

Bellevue, WA 98004

Fax: +1 425-679-7251

Email: bdzielak@expedia.com (for information purposes only)

with a copy to its advisor for information purposes:

Wachtell, Lipton, Rosen & Katz

Attention: Andrew J. Nussbaum

                 Alison Z. Preiss

51 West 52nd Street, NY, NY 10019

Fax: 212-403-2000

Email: AJNussbaum@wlrk.com

                 AZPreiss@wlrk.com

Freshfields Bruckhaus Deringer LLP

Attention: Dr. Michael Haidinger

Hohe Bleichen 7

20354 Hamburg

Germany

Fax: +49 40 369063 8153

Email: Michael.haidinger@freshfields.com

Stibbe N.V.

Attention: Hans Witteveen

Beethovenplein 10

1077 WM Amsterdam

The Netherlands

Email: Hans.Witteveen@Stibbe.com

Annex A-2

Annex B

Information and Other Reporting Requirements

Treasury & Forex:

•	Cash position (with explanation of material cash flow changes) by bank account:

•	Each Monday (prior to 8am PST) for prior Friday

•	Next business day (prior to 8am PST) following each month-end

•	Provide monthly exposure data for FX hedging activities

Management Reporting:

•	Quarterly forecasts of record

•	Every quarter produce quarterly financial projections for the current fiscal year plus the next fiscal year.

•	Underlying detail is monthly showing a detailed, bottoms-up P&L and including other key operating and cash flow metrics

•	Annual financial planning

•	Annually produce a plan that has the same level of granularity as the quarterly forecasts of record

SEC Financial Reporting:

•	Annually

•	Audited Financial Statements produced by an auditor designated by the Shareholders and due by their normal statutory financial deadline

•	Monthly

•	Headcount statistics due by the end of the first working day in Seattle after the end of the month

•	Number of FTEs and contractors by SEC category

•	Reporting Package due by the end of the fourth working day in Seattle after the end of the month

•	Reporting Package including:

•	Trial Balance by period (including prior periods) in U.S. GAAP

•	Fluctuation explanations in account balances from period to period greater than or equal to USD +/- $200,000

•	Full P&L with SEC cost classifications (Cost of Sale, Sales & Marketing, Technology & Content and General & Administrative) which should agree with current period P&L Trial Balance activity

•	Accounts Receivable Aging Schedule

•	Intercompany Schedule (if applicable); transactions between subsidiary and Expedia, Inc. or its subsidiaries needs to be properly eliminated upon Expedia, Inc.’s consolidation

•	Capitalization table; should calculate the majority and minority interest in subsidiary

•	Revenue by underlying transaction currency on a quarterly basis

Annex B-1

•	Response to reasonable ad hoc requests within reasonable amount of time given specific ask and related timing

•	Annual and Quarterly SEC Filings and Earnings Release

•	Provide subcertifications to Expedia, Inc. on quarterly and annual basis according to Expedia, Inc. timeline

•	One Managing Shareholder and Company CFO to sign quarterly and annual subcertifications

•	Company to announce earnings and file annual and quarterly SEC filings, as of Q2 2017 results, one day before Expedia, Inc.’s filings

•	Assist with reconciliation between Expedia, Inc. disclosed financial amounts and the Company’s financial amounts (i.e. known differences in mapping, foreign exchange rate differences, etc.) at least one week before Company’s filings

•	Company’s management to review Expedia, Inc.’s Form 10-Q/10-K disclosures on the Company and its Subsidiaries when completing subcertification to Expedia, Inc. (1.5 weeks before EI SEC filing)

•	Company to share draft SEC filings two weeks prior to filing of Form 6-Ks reporting the Company’s financial statements and Form 20-Fs.

Tax:

•	Tax calculations and tax accounts reconciliation on a quarterly basis by the end of the fifth working day in Seattle after the end of the quarter

•	Any information reasonably requested by Expedia Corporate Tax team for compliance with US or other tax jurisdictions, including but not limited to detailed trial balances, intercompany transaction information, etc.

Antitrust Compliance:

•	All material communications with any governmental authority relating to any antitrust Laws.

Annex B-2

Annex C:

MANAGEMENT BOARD RULES

TRIVAGO N.V.

INTRODUCTION

Article 1

1.1	These rules govern the organisation, decision-making and other internal matters of the Management Board. In performing their duties, the Managing Directors shall act in compliance with these rules and the Amended and Restated Shareholders’ Agreement.

1.2	These rules are complementary to, and subject to, the Articles of Association, the Amended and Restated Shareholders’ Agreement and applicable laws and regulations.

1.3	These rules shall be posted on the Website.

DEFINITIONS AND INTERPRETATION

Article 2

2.1	In these rules the following definitions shall apply:

Amended and Restated Shareholders’ Agreement	The Amended and Restated Shareholders’ Agreement among the Company and certain of its shareholders, dated [date], as amended, supplemented or otherwise modified from time to time.

Annual Business Plan	The Company’s annual business plan prepared by the Management Board and approved by the Supervisory Board.

Appendix	An appendix to these rules.

Article	An article of these rules.

Articles of Association	The Company’s articles of association.

Audit Committee	The audit committee established by the Supervisory Board.

Board Meeting	A meeting of the Management Board.

CEO	The Company’s chief executive officer.

CFO	The Company’s chief financial officer.

Class A share	A class A share in the Company’s capital.

Class B share	A class B share in the Company’s capital.

Company	trivago N.V.

Conflict of Interests	A direct or indirect personal interest of a Managing Director which conflicts with the interests of the Company and of the business connected with it.

Founding Managing Director	Any of Messrs. Rolf Schrömgens, Malte Siewert or Peter Vinnemeier.

General Meeting	The Company’s general meeting of shareholders.

Incentive Plan

The Company’s 2016 Omnibus Incentive Plan, any successor incentive plan, and any predecessor phantom option and profit sharing bonus agreements in existence as of the date hereof or amended pursuant to forms of amendment approved by the general meeting of shareholders of the Company, in each case as amended, supplemented or otherwise modified from time to time.

Management Board	The Company’s management board.

Managing Director	A member of the Management Board.

Permitted Activity	Has the meaning given to that term in Section 2(A) of Appendix B.

Prohibited Activity	Has the meaning given to that term in Section 1 of Appendix B.

Simple Majority	More than half of the votes cast.

Subsidiary

A subsidiary of the Company within the meaning of Section 2:24a DCC, including:

a.      an entity in whose general meeting the Company or one or more of its Subsidiaries can exercise, whether or not by virtue of an agreement with other parties with voting rights, individually or collectively, more than half of the voting rights; and

b.      an entity of which the Company or one or more of its Subsidiaries are members or shareholders and can appoint or dismiss, whether or not by virtue of an agreement with other parties with voting rights, individually or collectively, more than half of the managing directors or of the supervisory directors, even if all parties with voting rights cast their votes.

Supervisory Board	The Company’s supervisory board.

Travel Days	Every day of the week, with the exception of arrival days and departure days, unless only Permitted Activities take place on such arrival day or departure day.

Website	The Company’s website.

2.2	References to statutory provisions are to those provisions as they are in force from time to time.

2.3	Terms that are defined in the singular have a corresponding meaning in the plural.

2.4	Words denoting a gender include each other gender.

2.5	Except as otherwise required by law, the terms “written” and “in writing” include the use of electronic means of communication.

COMPOSITION

Article 3

3.1	The Management Board initially consists of six Managing Directors, including the CEO and the CFO.

3.2	All Managing Directors shall be German tax residents as of the beginning of their office as a Managing Director, and shall maintain their status as German tax resident as long as they remain in office as a Managing Director.

3.3	The number of Managing Directors shall be kept consistent with the provisions of the Amended and Restated Shareholders’ Agreement.

3.4	The Managing Directors shall be appointed, suspended and dismissed in accordance with the Articles of Association, the Amended and Restated Shareholders’ Agreement and applicable law.

3.5	A person may be appointed as Managing Director for a maximum term of up to one year, provided that the term of office of a Managing Director may be extended to expire at the end of the annual General Meeting held in the first year following his most recent (re)appointment as a Managing Director. A Managing Director is expected to retire early in the event of inadequate functioning, structural incompatibility of interests, and in other instances in which this is deemed necessary by the Supervisory Board.

3.6	The Supervisory Board may elect a Managing Director to be the CEO and another Managing Director to be the CFO, subject to the terms of the Amended and Restated Shareholders’ Agreement. The Supervisory Board may revoke the title of CEO or CFO, provided that the Managing Director concerned shall subsequently continue his term of office as a Managing Director without having the title of CEO or CFO, respectively, in each case subject to the terms of the Amended and Restated Shareholders’ Agreement.

3.7	The Management Board should be composed such that the requisite expertise, background and skills are present, enabling the Managing Directors to carry out their duties properly. Each Managing Director should have the specific expertise required for the fulfilment of his duties.

DUTIES AND ORGANISATION

Article 4

4.1	The Management Board is charged with the management of the Company, subject to the restrictions contained in the Articles of Association, the Amended and Restated Shareholders’ Agreement and these rules. In performing their duties, Managing Directors shall be guided by the interests of the Company and of the business connected with it.

4.2

Each Managing Director shall perform, and shall be responsible for, the tasks and duties allocated to him by the Management Board. Notwithstanding a Managing Director’s own responsibility for tasks and duties assigned to him, each Managing Director should work with the other Managing Directors in a cooperative manner within the scope of the general tasks and duties of the Management Board as a whole. The Managing Directors are obliged to inform each other continuously on important business affairs, planning, developments and measures relating to the tasks and duties allocated to them, in particular on special risks or threatened losses, and are obliged to consult the other Managing Directors about issues of essential importance.

4.3	Each Managing Director is required to perform his tasks and duties for which he is responsible as Managing Director pursuant to this Article from the Company’s principal offices in Germany (or otherwise from a location in Germany) and in accordance with the principles set forth in Appendix B.

4.4	The Management Board is responsible for the continuity of the Company and its business, focusing on long-term value creation for the Company and its business. The Management Board shall, under the supervision of the Supervisory Board, formulate and implement a strategy focus on long-term value creation that may, depending on market dynamics, continually require short-term adjustment.

4.5	The Management Board should engage the Supervisory Board at a timely stage in formulating the view on long-term value creation and the strategy for its realisation. The Management Board should submit the strategy, and the explanatory notes to that strategy, to the Supervisory Board for approval.

4.6	The Management Board shall provide the Supervisory Board with the information necessary for the performance of its tasks in a timely fashion. At least once per calendar quarter, the Management Board shall inform the Supervisory Board in writing of the main features of the strategic policy, the general and financial risks and the administration and control system of the Company. The Management Board shall attend any meetings that are from time to time convened by the Supervisory Board to discuss certain business with the Management Board, provided that all Managing Directors shall be given reasonable notice by or on behalf of the Supervisory Board of any such meeting at least one week in advance. The Management Board shall provide the Supervisory Board with any information reasonably requested by the Supervisory Board in advance of such meetings.

4.7	The Management Board should identify and analyse the risks associated with the Company’s strategy and activities. It should set the rules within which the Company may accept risks and the control measures to counter those risks. The context for this analysis should be determined by aspects such as the Company’s continuity, reputation, financial reporting, funding, operating activities and long-term value creation.

4.8	Based on the risk assessment referred to in Article 4.7, the Management Board should design, implement and maintain adequate internal risk management and control systems. As much as possible, these systems should form part of the work processes within the Company and - to the extent relevant - should be known at all levels within the enterprise affiliated with the Company. The internal risk management and control systems should be adjusted in response to incidents in a timely fashion.

4.9	The Management Board should monitor the operation of the internal risk management and control systems and, at least annually, carry out a systematic review of the effectiveness of the systems’ design and operation. Such monitoring should cover all material control measures, including the financial, operational and compliance aspects, and take account of weaknesses observed and lessons learned, signals from whistleblowers and findings from the internal audit function and the external auditor. Where necessary, improvements should be made to internal risk management and control systems.

4.10	The Management Board should render account to the Supervisory Board and to the Company’s audit committee of the effectiveness of the design and operation of the Company’s internal risk management and control systems.

4.11	The Management Board is responsible for the functioning of the Company’s internal audit function. The Management Board should both appoint and dismiss the senior internal auditor. Both the appointment and the dismissal of the senior internal auditor should be submitted to the chairman of the Audit Committee for approval. The Management Board should annually assess the functioning of the internal audit function, taking into account the Audit Committee’s opinion.

4.12	The Management Board is responsible for creating a culture aimed at long-term value creation for the Company and its business, under the supervision of the Supervisory Board. The Management Board is responsible for embedding the culture in the Company’s business. In doing so, the Management Board should pay attention to culture- and conduct-determining factors such as the business model and the environment in which the Company operates.

4.13	Without prejudice to any other approval requirements under Dutch law, the Articles of Association, the Amended and Restated Shareholders’ Agreement or these rules, the approval of the Supervisory Board is required for matters described in Appendix A with respect to the Company or any Subsidiary.

DECISION-MAKING

Article 5

5.1	The Management Board shall meet as often as any of the Managing Directors deems necessary or appropriate but in general at least once per any month.

5.2	A Board Meeting may be convened by any Managing Director by means of a written notice.

5.3	All Managing Directors shall be given reasonable notice of at least one week for all Board Meetings, unless a shorter notice is required to avoid a delay which could reasonably be expected to have an adverse effect on the Company and/or the business connected with it. Notice of a Board Meeting shall include the date, time, place and agenda for that Board Meeting and shall be sent to the Managing Directors in writing.

5.4	All Board Meetings must be physically held in Germany. In case a Managing Director is travelling at the point in time when a Board Meeting is scheduled or a Managing Director is otherwise prevented from joining a Board Meeting, such Managing Director shall not participate in the respective Board Meeting. A Managing Director cannot be represented by another Managing Director for the purpose of the deliberations and the decision-making of the Management Board.

5.5	If a Board Meeting has not been convened in accordance with Articles 5.2 and 5.3, resolutions may nevertheless be passed at such Board Meeting by a unanimous vote of all Managing Directors.

5.6	All Board Meetings shall be chaired by the CEO or, in his absence, by another Managing Director designated by the Managing Directors present at the relevant Board Meeting. The chairman of the Board Meeting shall appoint a secretary to prepare the minutes of the proceedings at such Board Meeting. The secretary does not necessarily need to be a Managing Director.

5.7	Minutes of the proceedings at a Board Meeting shall be sufficient evidence thereof and of the observance of all necessary formalities, provided that such minutes are certified by a Managing Director.

5.8	Without prejudice to Article 5.11, each Managing Director may cast one vote in the decision-making of the Management Board.

5.9	Resolutions of the Management Board shall be passed, irrespective of whether this occurs at a Board Meeting or otherwise, by Simple Majority unless these rules provide differently.

5.10	Invalid votes, blank votes and abstentions shall not be counted as votes cast. Managing Directors who casted an invalid or blank vote or who abstained from voting shall be taken into account when determining the number of Managing Directors who are present or represented at a Board Meeting.

5.11	Where there is a tie in any vote of the Management Board, the CEO shall have a casting vote.

5.12	In exceptional circumstances, resolutions of the Management Board may, instead of at a Board Meeting, be passed in writing, provided that (i) all Managing Directors are familiar with the resolution to be passed, (ii) none of them objects to this decision-making process, (iii) the majority of the Managing Directors sign the resolution in Germany and (iv) the resolution shall not be signed in the Netherlands. However, in principle, Board Meetings should be held as physical meetings. Articles 5.8 through 5.11 apply mutatis mutandis.

CONFLICT OF INTERESTS

Article 6

6.1	A Managing Director shall not participate in the deliberations and decision-making of the Management Board on a matter in relation to which he has a Conflict of Interests. If, as a result thereof, no resolution can be passed by the Management Board, the resolution shall be passed by the Supervisory Board.

6.2	A Conflict of Interests shall be considered to exist if the Company intends to enter into a transaction with a legal entity:

a.	in which a Managing Director personally has a material financial interest;

b.	which has a member of its management board or its supervisory board who is related under family law to a Managing Director; or

c.	in which a Managing Director has a management or supervisory position.

A Conflict of Interests shall not be considered to exist by reason only of a Managing Director’s affiliation with a direct or indirect shareholder of the Company.

6.3	A Managing Director should immediately report any actual or potential Conflict of Interests in a transaction that is of material significance to the Company and/or to such Managing Director to the chairman of the Supervisory Board and to the other members of the Management Board. The Managing Director concerned should provide all relevant information in that regard, including the information relevant to the situation concerning his spouse, registered partner or other life companion, foster child and relatives by blood or marriage up to the second degree. The Supervisory Board should decide, outside the presence of the Managing Director concerned, whether there is a Conflict of Interests.

6.4	All transactions in which there are Conflicts of Interests with Managing Directors should be agreed on terms that are customary in the market. Decisions to enter into transactions in which there are Conflicts of Interests with Managing Directors that are of material significance to the Company and/or to the relevant Managing Director shall require the approval of the Supervisory Board.

POWERS OF ATTORNEY

Article 7

The Management Board, as well as each Managing Director individually, may grant powers of attorney to perform acts on the Company’s behalf from time to time, provided that the holder of any such power of attorney must be a German tax resident, unless it concerns a power of attorney granted to an advisor, lawyer or auditor of the Company and the scope of such power of attorney is limited to the performance of certain specified acts on the Company’s behalf.

OWNERSHIP OF AND TRADING IN FINANCIAL INSTRUMENTS

Article 8

8.1	The Managing Directors shall be subject to the Company’s insider trading policy.

8.2	In addition, each Managing Director shall practice great reticence:

a.	when conducting a transaction in shares or other financial instruments issued by, or relating to, another listed company if this could reasonably create the appearance of such Managing Director possessing, or being able to possess, price-sensitive information concerning such company; and

b.	in the ownership of and trading in shares or other financial instruments issued by, or relating to, another listed company which is a direct competitor of the Company.

COMPENSATION

Article 9

9.1	The General Meeting shall determine the Company’s policy concerning the compensation of the Management Board with due observance of the relevant statutory requirements.

9.2	The compensation of Managing Directors shall be determined by the Supervisory Board, at the proposal of the Company’s compensation committee, and with due observance of the Company’s compensation policy.

AMENDMENTS

Article 10

Pursuant to a resolution to that effect, the Management Board may, with the approval of the Supervisory Board, amend or supplement these rules, subject to the terms of the Amended and Restated Shareholders’ Agreement.

GOVERNING LAW AND JURISDICTION

Article 11

These rules shall be governed by and shall be construed in accordance with the laws of the Netherlands. Any dispute arising in connection with these rules shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam.

Appendix A - Matters requiring Supervisory Board approval

The Managing Directors shall have the full power and authority to manage the operations of the Company and its Subsidiaries in a manner materially consistent with the Annual Business Plan approved by the Supervisory Board (as amended from time to time with the consent of the Supervisory Board). For the avoidance of doubt, the Supervisory Board shall not issue instructions to the Managing Directors except as otherwise set forth in these rules or as required by Dutch law.

Notwithstanding the foregoing, except as (i) agreed in the Annual Business plan or (ii) reasonably required in order to consummate the initial public offering of Class A Shares (or American Depositary Receipts for Class A Shares) once approved by the General Meeting, prior to entering into the following transactions or making the following decisions with respect to the Company or any Subsidiary, the Management Board shall obtain the prior consent of the Supervisory Board:

1.	Acquisitions & Sales

a)	sale, transfer, lease (as lessor or in respect of real property) or other disposition of assets (including equity interests in a Subsidiary) other than such sales, transfers, leases or other dispositions with a value for accounting purposes (i) less than USD 1,000,000, or (ii) between USD 1,000,000 and USD 10,000,000 except to the extent prior notice is provided to Expedia, Inc. and such sale, transfer, lease or other disposition would be permitted under Expedia, Inc.’s credit facilities; or any merger of, or sale of all or substantially all of the assets of, any Subsidiary (except to the extent prior notice is provided to Expedia, Inc. and such merger or sale is permitted under Expedia, Inc.’s credit facilities);

b)	liquidating or dissolving the Company or any Subsidiary;

2.	Liabilities & Debts

a)	granting loans, payment guarantees (Bürgschaften), indemnities, or incurring other liabilities to third parties outside the ordinary course of business in excess of EUR 10,000,000;

b)	taking out loans, borrowings or other debt (or providing any guarantee of such obligations of any other person or entity) or granting any liens other than liens securing the foregoing, which permitted debt and liens at any time outstanding exceed EUR 25,000,000;

3.	Material Agreements

a)	entering into joint-venture, partnership and/or similar agreements which cannot be terminated without penalty within (i) three years and which could result in the Company or any Subsidiary being liable for the obligations of a third party, (ii) 5 years; or (iii) agreements pursuant to Section 7.1(h) of the Amended and Restated Shareholders’ Agreement;

b)	entering into non-compete or exclusivity agreements or other agreements that restrict the freedom of the business and which agreements are terminable later than two years after having been entered into;

c)	entering into agreements (i) which cannot be terminated without penalty within (a) three years and involving annual expenditures in excess of EUR 10,000,000 or (b) five years, or (ii) for annual expenditures in excess of EUR 15,000,000, save that the threshold for expenditures for brand marketing shall be EUR 50,000,000;

d)	entering into agreements under which the Company or any Subsidiary binds or purports to bind any of the Company’s shareholders or its shareholders’ affiliates (other than the Company’s subsidiaries) or to cause such shareholders or affiliates to take or forbear from taking action;

e)	entering into, amending or terminating agreements between the Company (or any Subsidiary) and any managing director of the Company or any Subsidiary, any companies affiliated with such managing director, or third parties represented by such managing director;

f)	entering into or amending any agreements or other arrangements with any third party that restrict in any fashion the ability of the Company (or any Subsidiary), which ability shall be subject to the terms of these rules (a) to pay dividends or other distributions with respect to any shares in the capital of the Company (or any Subsidiary) or (b) to make or repay loans or advances to, or guarantee debt of, any of the Company’s shareholders or such shareholders subsidiaries;

g)	entering into, amending or terminating domination agreements (Beherrschungsverträge), profit and loss pooling agreements (Gewinnabführungsverträge), business leasing contracts (Unternehmenspachtverträge) or tax units (Organschaften);

h)	entering into any transaction with any affiliate or shareholder of the Company which is outside the ordinary course of business and not at arms’ length terms;

4.	Transactions related to Share Capital

a)	issuing shares in the capital of the Company or any Subsidiary (including phantom stock and profit participation rights) or granting options (including phantom options) or subscription rights for shares of the Company or any Subsidiary, except pursuant to the Incentive Plan;

b)	share repurchases by the Company or any Subsidiary (other than in connection with conversion of Class B shares into Class A shares);

c)	amendments, modifications or waivers to, or the exercise of any rights under, any stock option, phantom option or similar program of the Company or any Subsidiary, except to the extent provided in the Incentive Plan;

5.	Tax & Accounting Matters

a)	making changes to regulatory or tax status or classification of the Company or any Subsidiary;

b)	change of material accounting standards not required by applicable law or Dutch or U.S. GAAP policy;

6.	Employment Matters

a)	entering into, amending or terminating employment contracts with Founding Managing Directors, the CEO or the CFO;

b)	entering into any collective bargaining agreements (Tarifverträge); and

7.	Litigation

a)	initiating or settling material litigation in excess of EUR 1,000,000.

The Managing Directors shall in due course at least thirty (30) days before the end of each fiscal year of the Company prepare and submit to the Supervisory Board an annual business plan for the following fiscal year. The Annual Business Plan shall become effective upon the approval of the Supervisory Board and the Annual Business Plan may be amended by the Management Board by a quarterly plan with the consent of the Supervisory Board. The Annual Business Plan will address, in reasonable detail, any anticipated transactions of the type described in paragraph 1(a) above. The fiscal year of the Company shall be the calendar year.

If at the beginning of a fiscal year no new Annual Business Plan is in effect because the Supervisory Board did not approve the annual business plan submitted by the Managing Directors or the Managing Directors did not submit an annual business plan as and when required hereunder, the Annual Business Plan for the previous business year shall stay in effect until such time when the Supervisory Board approves a new annual business plan for the running fiscal year, provided that the target figures for revenue and adjusted EBITDA shall increase by 15% to the previous Annual Business Plan and expense items shall be adjusted accordingly.

Appendix B - Management Board tasks and duties permitted outside of Germany

In carrying out the tasks and duties necessary to manage the operations of the Company and its Subsidiaries in accordance with these rules, the Articles of Association, the Amended and Restated Shareholders’ Agreement and applicable laws and regulations, each Managing Director shall comply with the following rules with respect to performing his tasks and duties, which are subject to an annual review and reassessment based on the business activity of the Company and amendment in accordance with the Amended and Restated Shareholders’ Agreement:

1.	Prohibition Of Performing Duties Outside Of Germany

Except as otherwise permitted in Section 2 and Section 3, in performing his tasks and duties relating to the business of the Company, no Managing Director shall:

a)	participate in Board Meetings from outside of Germany, and shall otherwise abstain from such Board Meeting;

b)	make decisions relating to the business of the Company from outside of Germany, unless in matters of extreme urgency;

c)	execute legal and binding transactions with respect to the Company from outside of Germany, unless in matters of extreme urgency;

d)	negotiate or promote agreements with respect to the Company from outside of Germany;

e)	represent the Company vis-à-vis financial institutions, investors, or similar stakeholders at conferences, in meetings or calls from outside of Germany;

f)	participate in investor earnings calls from outside of Germany; or

g)	perform any other tasks and duties related to the business of the Company outside of Germany, unless (i) it can be reasonably assumed that such activities are not material for the business of the Company; and (ii) such activities do not fall into the categories listed in (a) through (f) above.

(in each case, a “Prohibited Activity”).

2.	Duties Permitted Outside Of Germany

A)	PERMITTED ACTIVITIES

Notwithstanding Section 1, and subject to full compliance with the travel restrictions under B. below, Axel Hefer and Rolf Schrömgens shall be permitted to undertake outside of Germany the following tasks and duties relating to the business of the Company:

a)	participate in key investor conferences, subsidiary conferences or meetings relating to the foregoing for investor relations, marketing, promotion or similar purposes, provided that:

i.	Company materials for such conferences or meetings be prepared in Germany or by external advisers;

ii.	Company materials for such conferences or meetings be approved by the Management Board in Germany, except where such material does not require the attendance of the Management Board with respect to Article 4.2;

iii.	participation in key conferences be approved by the Management Board in Germany;

iv.	such conferences are held at changing locations; and

v.	the outcome of such conferences is subsequently discussed and approved or disapproved by the Management Board in Germany,

b)	participate in meetings with research analysts for investor relations, marketing, promotion or similar purposes, provided that:

i.	Company materials for such meetings be prepared in Germany or by external adviser;

ii.	Company materials for such meetings be approved by the Management Board in Germany, except where such material does not require the attendance of the Management Board with respect to Article 4.2;

iii.	participation in key meetings be approved by the Management Board in Germany; and

iv.	the outcome of such meetings is subsequently discussed and in case of key items approved or disapproved by the Management Board in Germany,

c)	participate in meetings with the Company’s shareholder Expedia and other substantial shareholders of the Company, provided that:

i.	Company materials for such meetings or negotiations be prepared in Germany or by external adviser;

ii.	Company materials for such meetings or negotiations be approved by the Management Board in Germany, except where such material does not require the attendance of the Management Board with respect to Article 4.2;

iii.	participation in negotiations or key meetings be approved by the Management Board in Germany;

iv.	such meetings or negotiations are held at external conference facilities, not at Expedia’s or other shareholder offices; and

v.	the outcome of such meetings or negotiations is subsequently discussed and in case of key items approved or disapproved by the Management Board in Germany,

(in each case, a “Permitted Activity”).

B)	TRAVEL RESTRICTIONS

a)	With respect to the Permitted Activities above, the following travel restrictions need to be strictly observed by each of Axel Hefer and Rolf Schrömgens:

a.	With respect to Axel Hefer: (A) no more than five (5) business trips per any six (6) month period to the United States, (B) no more than four (4) business trips per any six (6) month period to countries outside of the United States, (C) no more than fifteen (15) Travel Days per any calendar quarter, and (D) no more than five (5) business days at a time; and

b.	with respect to Rolf Schrömgens: no more than five (5) business days per any calendar quarter.

b)	Besides the travelling restrictions under paragraph (a) above, business trips of all other Managing Directors are limited to five (5) business days per calendar year.

c)	The Managing Directors will use their reasonable best efforts to ensure that, at any time, at least three (3) Managing Directors are physically present in Germany.

C)	EXCEPTION

In the exceptional circumstance that the situation requires immediate decisions outside of Germany to avoid any material damages for the Company and limitations set forth under Section 2(B) as well as the catalog of Permitted Actions does not cover the required action, the chairman of the Supervisory Board may authorize or approve such action.

3.	GENERAL MEETING

Notwithstanding Section 1, each Managing Director shall be permitted to travel to the Netherlands, but exclusively for the purpose of attending the Company’s general meeting of shareholders and perform such tasks and duties relating to such general meeting as may be required.

Annex D:

SUPERVISORY BOARD RULES

TRIVAGO N.V.

INTRODUCTION

Article 1

1.1	These rules govern the organisation, decision-making and other internal matters of the Supervisory Board. In performing their duties, the Supervisory Directors shall act in compliance with these rules and the Amended and Restated Shareholders’ Agreement.

1.2	These rules are complementary to, and subject to, the Articles of Association, the Amended and Restated Shareholders’ Agreement and applicable laws and regulations.

1.3	These rules shall be posted on the Website.

DEFINITIONS AND INTERPRETATION

Article 2

2.1	In these rules the following definitions shall apply:

Amended and Restated Shareholders’ Agreement	The Amended and Restated Shareholders’ Agreement among the Company and certain of its shareholders, dated [date], as amended, supplemented or otherwise modified from time to time.

Article	An article of these rules.

Articles of Association	The Company’s articles of association.

Audit Committee	The audit committee established by the Supervisory Board.

Chairman	The chairman of the Supervisory Board.

Committee	The Audit Committee, the Compensation Committee and any other permanent or ad hoc committee established by the Supervisory Board.

Committee Charter	The charter governing the organisation, decision-making and other internal matters of the relevant Committee.

Company	trivago N.V.

Compensation Committee	The compensation committee established by the Supervisory Board.

Conflict of Interests	A direct or indirect personal interest of a Supervisory Director which conflicts with the interests of the Company and of the business connected with it.

General Meeting	The Company’s general meeting of shareholders.

Management Board	The Company’s management board.

Managing Director	A member of the Management Board.

Simple Majority	More than half of the votes cast.

Supervisory Board	The Company’s supervisory board.

Supervisory Board Meeting	A meeting of the Supervisory Board.

Supervisory Director	A member of the Supervisory Board.

Vice-Chairman	The vice-chairman of the Supervisory Board.

Website	The Company’s website.

2.2	References to statutory provisions are to those provisions as they are in force from time to time.

2.3	Terms that are defined in the singular have a corresponding meaning in the plural.

2.4	Words denoting a gender include each other gender.

2.5	Except as otherwise required by law, the terms “written” and “in writing” include the use of electronic means of communication.

COMPOSITION

Article 3

3.1	The Supervisory Board initially consists of seven Supervisory Directors.

3.2	A Supervisory Director shall not be a Dutch tax resident. At least three Supervisory Directors shall not be citizens or residents of the United States of America and at least one Supervisory Director shall be tax resident in Germany, unless a different composition of the Supervisory Board is consented to under and in accordance with the Amended and Restated Shareholders’ Agreement.

3.3	The number of Supervisory Directors shall be kept consistent with the provisions of the Amended and Restated Shareholders’ Agreement.

3.4	The Supervisory Directors shall be appointed, suspended and dismissed in accordance with the Articles of Association, the Amended and Restated Shareholders’ Agreement and applicable law.

3.5	A person may be appointed as Supervisory Director for up to three years, provided that the term of office of a Supervisory Director may be extended to expire at the end of the annual General Meeting held in the third year following his most recent (re)appointment as a Supervisory Director. A Supervisory Director is expected to retire early in the event of inadequate functioning, structural incompatibility of interests, and in other instances in which this is deemed necessary by the Supervisory Board.

3.6	The Supervisory Board should be composed such that the requisite expertise, background and skills are present, enabling the Supervisory Board to carry out its duties properly. Each Supervisory Director should have the specific expertise required for the fulfilment of his duties.

3.7	Each Supervisory Director should be capable of assessing the broad outline of the Company’s overall management and at least one Supervisory Director should have specific expertise in technological innovations and new business models.

3.8	The Supervisory Board shall be composed of individuals who are knowledgeable and have relevant experience and expertise in one or more of the following areas:

a.	the industry in which the Company operates;

b.	general management;

c.	finance, administration and accounting;

d.	strategy;

e.	marketing and sales;

f.	innovation, research and development;

g.	human resources, personnel and organisation;

h.	information technology; and/or

i.	legal affairs.

3.9	Each Supervisory Director shall be expected to have the following competences and qualities:

a.	integrity;

b.	the ability to act critically and independently of the other Supervisory Directors and the Management Board;

c.	the ability to promote and protect the interests of the Company, its business and its stakeholders;

d.	awareness of international trends in society, economy and politics;

e.	a track record of proven success;

f.	analytical, critical and solution-oriented;

g.	having sufficient time at his disposal to perform his duties properly;

h.	willingness to follow induction and training programmes and to be periodically evaluated; and

i.	ambition for continuous improvement.

3.10	The Supervisory Directors to be appointed as members of the Audit Committee shall be independent for purposes of the listing standards of the NASDAQ Stock Market.

3.11	The Company endorses the importance of diversity in terms of, among other things, background, age, gender, nationality, and experience. However, the importance of diversity, in and of itself, should never set aside the overriding principle that a Supervisory Director should always be recommended, nominated and appointed for being the “best man or woman for the job”.

3.12	The Supervisory Board shall elect a Supervisory Director to be the Chairman and another Supervisory Director to be the Vice-Chairman. The Supervisory Board may revoke the title of Chairman or Vice-Chairman, provided that the Supervisory Director concerned shall subsequently continue his term of office as a Supervisory Director without having the title of Chairman or Vice-Chairman, as the case may be.

3.13	The Supervisory Board should ensure that the Company has a sound plan in place for the succession of Managing Directors and Supervisory Directors that is aimed at retaining the balance in the requisite expertise and experience as described in these rules. The Supervisory Board should also draw up a retirement schedule in order to avoid, as much as possible, Supervisory Directors retiring simultaneously. The retirement schedule should be made generally available on the Website.

DUTIES AND ORGANISATION

Article 4

4.1	The Supervisory Board is charged with the supervision of the policy of the Management Board and the general course of affairs of the Company and of the business connected with it, subject to the restrictions contained in the Articles of Association, the Amended and Restated Shareholders’ Agreement and these rules. In so doing, the Supervisory Board should also focus on the effectiveness of the Company’s internal risk management and control systems and the integrity and quality of the financial reporting. The Supervisory Board shall provide the Management Board with advice. In performing their duties, Supervisory Directors shall be guided by the interests of the Company and of the business connected with it.

4.2	The Supervisory Board should supervise the manner in which the Management Board realises the Company’s long-term value creation strategy. The Supervisory Board should in any event once per year discuss the strategy aimed at long-term value creation, the implementation of the strategy and the principal risks associated with it.

4.3	The Management Board shall provide the Supervisory Board with the information necessary for the performance of its tasks in a timely fashion. At least once per calendar quarter, the Management Board shall inform the Supervisory Board in writing of the main features of the strategic policy, the general and financial risks and the administration and control system of the Company. The Supervisory Board as a whole and the Supervisory Directors individually also have their own responsibility for obtaining all information from the Management Board, the internal auditor and the external auditor which the Supervisory Board may need in order to be able to carry out its supervisory duties properly. If considered necessary by the Supervisory Board, it may obtain information from officers and external advisers of the Company. The Company shall provide the necessary means for this purpose. The Supervisory Board may require that certain officers and external advisers attend Supervisory Board Meetings.

4.4	The functioning of the Management Board and the Supervisory Board as a whole and the functioning of their respective individual members should be evaluated by the Supervisory Board on a regular basis.

CHAIRMAN, VICE-CHAIRMAN AND COMPANY SECRETARY

Article 5

5.1	The Chairman should act on behalf of the Supervisory Board as the main contact for the Management Board, the Supervisory Board and for shareholders regarding the functioning of Managing Directors and Supervisory Directors.

5.2	The Chairman shall endeavour that:

a.	the Supervisory Board has proper contact with the Management Board and the General Meeting;

b.	the Supervisory Board elects a Vice-Chairman;

c.	the functioning of individual Management Board members and Supervisory Board members is assessed at least annually;

d.	the Committees function properly;

e.	there is sufficient time for deliberation and decision-making by the Supervisory Board;

f.	the Supervisory Directors Managing Directors follow their induction programme;

g.	the Supervisory Directors and Managing Directors follow their education or training programme;

h.	the Supervisory Directors receive all information that is necessary for the proper performance of their duties in a timely fashion;

i.	the Management Board performs activities in respect of culture;

j.	he recognises signs from the Company’s business and ensures that any actual or suspected misconduct is reported to him without delay;

k.	the General Meeting proceeds in an orderly and efficient manner in order to promote a meaningful discussion at the General Meeting;

l.	effective communication with shareholders is assured; and

m.	any takeover process is properly conducted.

5.3	The Chairman should consult regularly with the Company’s chief executive officer.

5.4	The Vice-Chairman shall deputise for the Chairman when the occasion arises. All duties of the Chairman shall vest in the Vice-Chairman if the Chairman is absent or unable to act. The Vice-Chairman should also act as contact for individual Supervisory Directors and Managing Directors regarding the functioning of the Chairman.

DECISION-MAKING

Article 6

6.1	The Supervisory Board shall meet as often as any of the Supervisory Directors deems necessary or appropriate.

6.2	Supervisory Directors are expected to attend Supervisory Board Meetings.

6.3	A Supervisory Board Meeting may be convened by the Chairman by means of a written notice. If the Chairman fails to convene a Supervisory Board Meeting within one week after a request was made by any Supervisory Director to do so, the requesting Supervisory Director(s) may convene the Supervisory Board Meeting by means of a written notice.

6.4	All Supervisory Directors shall be given reasonable notice of at least one week for all Supervisory Board Meetings, unless a shorter notice is required to avoid a delay which could reasonably be expected to have an adverse effect on the Company and/or the business connected with it. Notice of a Supervisory Board Meeting shall include the date, time, place and agenda for that Supervisory Board Meeting and shall be sent to the Supervisory Directors in writing.

6.5	For the first twelve months following the Company’s incorporation, all Supervisory Board Meetings must be held physically in Germany. Thereafter, Supervisory Board Meetings may be held elsewhere, but only in exceptional circumstances and provided that, in any event, Supervisory Board Meetings (i) shall not be held more than once a year outside Germany and (ii) shall not be held in the Netherlands.

6.6	If a Supervisory Board Meeting has not been convened in accordance with Articles 6.3 and 6.4, resolutions may nevertheless be passed at such Supervisory Board Meeting by a unanimous vote of all Supervisory Directors.

6.7	All Supervisory Board Meetings shall be chaired by the Chairman or, in his absence, by the Vice-Chairman or, in his absence, by another Supervisory Director designated by the Supervisory Directors present at the relevant Supervisory Board Meeting. The chairman of the Supervisory Board Meeting shall appoint a secretary to prepare the minutes of the proceedings at such Supervisory Board Meeting. The secretary does not necessarily need to be a Supervisory Director.

6.8	Minutes of the proceedings at a Supervisory Board Meeting shall be sufficient evidence thereof and of the observance of all necessary formalities, provided that such minutes are certified by a Supervisory Director.

6.9	Without prejudice to Article 6.13, each Supervisory Director may cast one vote in the decision-making of the Supervisory Board.

6.10	A Supervisory Director cannot be represented by another Supervisory Director for the purpose of the deliberations and the decision-making of the Supervisory Board.

6.11	Resolutions of the Supervisory Board shall be passed, irrespective of whether this occurs at a Supervisory Board Meeting or otherwise, by Simple Majority unless these rules provide differently.

6.12	Invalid votes, blank votes and abstentions shall not be counted as votes cast. Supervisory Directors who casted an invalid or blank vote or who abstained from voting shall be taken into account when determining the number of Supervisory Directors who are present or represented at a Supervisory Board Meeting.

6.13	Where there is a tie in any vote of the Supervisory Board, the Chairman shall have a casting vote.

6.14	In exceptional circumstances, Supervisory Directors who cannot attend a Supervisory Board Meeting (in person or represented by proxy) may attend such Supervisory Board Meeting by means of audio-communication facilities, provided that (i) the Supervisory Board Meeting is held in, and such audio-communication is initiated from, Germany, (ii) no more than two Supervisory Directors participate in such Supervisory Board Meeting from a location outside Germany and (iii) no Supervisory Director participates in such Supervisory Board Meeting from a location in the Netherlands. However, in principle, Supervisory Board Meetings should be held as physical meetings.

6.15	In exceptional circumstances, resolutions of the Supervisory Board may, instead of at a Supervisory Board Meeting, be passed in writing, provided that (i) all Supervisory Directors are familiar with the resolution to be passed, (ii) none of them objects to this decision-making process, and (iii) the majority of the Supervisory Directors sign the written resolution in Germany. However, in principle, Supervisory Board Meetings should be held as physical meetings. Articles 6.9 through 6.13 apply mutatis mutandis.

CONFLICT OF INTERESTS

Article 7

7.1	A Supervisory Director shall not participate in the deliberations and decision-making of the Supervisory Board on a matter in relation to which he has a Conflict of Interests. If, as a result thereof, no resolution can be passed by the Supervisory Board, the resolution shall nevertheless be passed by the Supervisory Board.

7.2	A Conflict of Interests shall be considered to exist if the Company intends to enter into a transaction with a legal entity:

a.	in which a Supervisory Director personally has a material financial interest; or

b.	which has a member of its management board or its supervisory board who is related under family law to a Supervisory Director.

A Conflict of Interests shall not be considered to exist by reason only of a Supervisory Director’s affiliation with a direct or indirect shareholder of the Company.

7.3	A Supervisory Director should immediately report any actual or potential Conflict of Interests in a transaction that is of material significance to the Company and/or to such Supervisory Director to the Chairman and should provide all relevant information in that regard. If the Chairman has an actual or potential Conflict of Interests as described in the previous sentence, he should report this immediately to the Vice-Chairman. The Supervisory Board should decide, outside the presence of the Supervisory Director concerned, whether there is a Conflict of Interests.

7.4	All transactions in which there are Conflicts of Interests with Supervisory Directors should be agreed on terms that are customary in the market. Decisions to enter into transactions in which there are Conflicts of Interests with Supervisory Directors that are of material significance to the Company and/or to the relevant Supervisory Director shall require the approval of the Supervisory Board.

OWNERSHIP OF AND TRADING IN FINANCIAL INSTRUMENTS

Article 8

8.1	The Supervisory Directors shall be subject to the Company’s insider trading policy.

8.2	In addition, each Supervisory Director shall practice great reticence:

a.	when conducting a transaction in shares or other financial instruments issued by, or relating to, another listed company if this could reasonably create the appearance of such Supervisory Director possessing, or being able to possess, price-sensitive information concerning such company; and

b.	in the ownership of and trading in shares or other financial instruments issued by, or relating to, another listed company which is a direct competitor of the Company.

COMPENSATION

Article 9

The General Meeting may grant a compensation to the Supervisory Directors.

COMMITTEES

Article 10

10.1	The Supervisory Board should ensure that it functions effectively. For this purpose, the Supervisory Board may establish Committees to prepare the Supervisory Board’s decision-making. This shall not diminish the responsibility of the Supervisory Board as a corporate body or the individual Supervisory Directors for obtaining information and forming an independent opinion.

10.2	The Supervisory Board has established the Audit Committee and the Compensation Committee and may establish such other Committees as deemed to be necessary or appropriate by the Supervisory Board.

10.3	All Committees are subject to their respective Committee Charters.

10.4	Article 6 (including the requirement for meetings, except for exceptional circumstances, to be held in Germany) applies mutatis mutandis to the decision-making of a Committee, provided that:

a.	references to the Chairman should be interpreted as being references to the chairman of the relevant Committee; and

b.	the Committee Charter of the relevant Committee may deviate from Article 6.

AMENDMENTS

Article 11

Pursuant to a resolution to that effect, the Supervisory Board may amend or supplement these rules.

GOVERNING LAW AND JURISDICTION

Article 12

These rules shall be governed by and shall be construed in accordance with the laws of the Netherlands. Any dispute arising in connection with these rules shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam.

ANNEX E

Form of purchase and transfer agreement

1

PRIVATE DEED OF SALE AND TRANSFER OF

CLASS A SHARES

TRIVAGO N.V.

dated [  ]

PRIVATE DEED OF SALE AND TRANSFER OF CLASS A SHARES

TRIVAGO N.V.

THE UNDERSIGNED

1.	[details Managing Shareholder] (the “Seller”);

2.	Expedia Lodging Partner Services S.à r.l., a limited liability company incorporated under the laws of Switzerland with its statutory seat in Geneva, registered with the commercial register (office fédéral du register du commerce) in Geneva under number CH-660-2813009-8, Switzerland (the “Purchaser”); and

3.	trivago N.V., a limited liability company (naamloze vennootschap) having its corporate seat at Amsterdam, the Netherlands (address: Bennigsen-Platz 1, 40474 Düsseldorf, Germany) (the “Company”).

1.	DEFINITIONS

1.1	Notwithstanding any terms defined elsewhere in this Deed, the following definitions will be used:

Amended and Restated Shareholders’ Agreement	The Amended and Restated Shareholders’ Agreement among the Company and certain of its shareholders, dated [date] 2016.

Call Option	The right of the Purchaser to purchase and accept the Shares from the Seller under the obligation for the Seller to sell and transfer the Shares to the Purchaser, as included in Section 2.4 of the Amended and Restated Shareholders’ Agreement.

Consideration	The consideration payable in connection with the sale and purchase of the Shares as set forth in and as determined in accordance with Section 2.7 of the Amended and Restated Shareholders’ Agreement.

Deed	This deed of sale and transfer.

Party	A party to this Deed.

Purchase Agreement	The agreement between the Seller and the Purchaser to, respectively, sell and purchase the Shares, as set out in article 2 of this Deed.

Put Option	The right of the Seller to sell and transfer the Shares to the Purchaser under the obligation for the Purchaser to purchase and accept the Shares from the Seller, as included in Section 2.5 of the Amended and Restated Shareholders’ Agreement.

Shareholders’ Register	The Company’s shareholders’ register as referred to in Section 2:85 of the Dutch Civil Code.

Shares	[number] [American Depositary Shares representing] class A shares in the capital of the Company, each having a nominal value of EUR 0.06.

1.2	In this Deed, terms defined in the plural shall have a similar meaning when used in the singular.

2.	SALE AND PURCHASE

In giving effect to the [Call Option] [Put Option] and subject to the conditions laid down in this Deed, the Seller hereby sells the Shares to the Purchaser and the Purchaser hereby purchases the Shares from the Seller.

3.	CONSIDERATION

The Shares have been sold for the Consideration and the Consideration will be settled in accordance with the terms described in Section 2.6 of the Amended and Restated Shareholders’ Agreement.

4.	TRANSFER

4.1	In fulfilment of the Purchase Agreement, the Seller hereby transfers the Shares to the Purchaser and the Purchaser hereby accepts the Shares from the Seller.

4.2	The Company acknowledges the transfer of the Shares.

5.	WARRANTIES

The Seller represents and warrants to the Purchaser that:

a.	it has the full power and authority to sell and transfer the Shares;

b.	there are no outstanding options or other rights entitling any party other than the Purchaser to the transfer of one or more Shares;

c.	none of the Shares is subject to a pledge, usufruct or any other limited right (beperkt recht) and no such right can be demanded by any party, unless such instrument secures a loan granted by the Purchaser or an affiliate of the Purchaser to the Seller;

d.	none of the Shares is subject to an attachment (beslag);

e.	the Shares have been paid up in full.

6.	NO RECISSION OR NULLIFICATION

Each Party waives the right to rescind or nullify, or commence legal proceedings to rescind, nullify or amend, on any ground whatsoever, this Deed and any other agreement or instrument underlying the present sale and transfer of the Shares.

7.	GOVERNING LAW AND JURISDICTION

7.1	This Deed shall be exclusively governed by and construed in accordance with the laws of the Netherlands.

7.2	Any disputes arising from or in connection with this Deed shall be submitted to the jurisdiction of the competent court in Amsterdam, the Netherlands which jurisdiction shall be exclusive.

(signature page follows)

Signature page to a private deed of sale and transfer of shares

[name Seller]

Expedia Lodging Partner Services S.à r.l.

By:
Title:

trivago N.V.

Name:
Title:

SCHEDULE 1 (Composition of the Management and Supervisory Board)

Management Board

Name	Position	Term
Axel Hefer	Managing Director for Finance, Legal and International (chief financial officer)	One Year

Andrej Lehnert	Managing Director for Marketing and Business Intelligence	One Year

Rolf Schrömgens	Managing Director for Product, People and Culture (chief executive officer)	One Year

Malte Siewert	Managing Director for Marketplace	One Year

Johannes Thomas	Managing Director for Advertiser Relations and Business Operations and Strategy	One Year

Peter Vinnemeier	Managing Director for Technology	One Year

Supervisory Board

Name	Position
Mieke S. De Schepper	Member (Non-Managing Shareholder Supervisory Director)

Peter M. Kern	Member (Non-Managing Shareholder Supervisory Director)

Dara Khosrowshahi	Member (Non-Managing Shareholder Supervisory Director)

Mark D. Okerstrom	Member (Non-Managing Shareholder Supervisory Director)

Frédéric Mazzella	Member (Managing Shareholder Supervisory Director)

Niklas Östberg	Member (Managing Shareholder Supervisory Director)

David Schneider	Member (Managing Shareholder Supervisory Director)